Exhibit 10.32

LETTER OF CREDIT, REIMBURSEMENT AND

GUARANTY AGREEMENT

Dated as of March 1, 2004

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LETTER OF CREDIT, REIMBURSEMENT and

GUARANTY AGREEMENT

THIS AGREEMENT, dated as of March 1, 2004, by and among SPENCE ENGINEERING COMPANY, INC., a Delaware corporation (the “Borrower”), CIRCOR INTERNATIONAL, INC., a Delaware corporation (the “Guarantor”), and SUNTRUST BANK, a state banking association organized and existing under the laws of the state of Georgia with its principal offices located in Atlanta, Georgia (the “Bank”);

W I T N E S S E T H:

WHEREAS, the Village of Walden Industrial Development Agency (the “Issuer”), has previously issued its Industrial Development Revenue Refunding Bonds (Spence Engineering Company, Inc. Project), Series 1994, in the original aggregate principal amount of $7,500,000 (the “Bonds”) pursuant to a Trust Indenture, dated as of June 1, 1994 (as the same may be supplemented pursuant to its terms, the “Indenture”), between the Issuer and U.S. Bank National Association, as successor in interest to The First National Bank of Boston, as trustee (together with any successors in trust, the “Trustee”); and

WHEREAS, pursuant to a Sale Agreement, dated as June 1, 1994 (as the same may be amended pursuant to its terms and the terms of the Indenture, the “Sale Agreement”), between the Issuer and the Borrower, the Issuer loaned the proceeds of the Bonds to the Borrower (i) to refund, in whole or in part, the acquisition, construction and installation of certain facilities more fully described in the Sale Agreement (the “Project”), and (ii) to pay certain costs of issuing the Bonds; and

WHEREAS, Wachovia Bank, National Association issued an irrevocable, direct-pay letter of credit (as the same has been or may be amended from time to time, the “Wachovia Letter of Credit”) to serve as additional security for payment of the Bonds; and

WHEREAS, under the terms of the Indenture and upon the meeting of certain requirements therein, the Borrower may substitute the Wachovia Letter of Credit with an Alternate Credit Facility (as defined in the Indenture); and

WHEREAS, the Bank is willing to issue a Letter of Credit to replace the Wachovia Letter of Credit subject to the following terms and conditions (the “Letter of Credit”);

WHEREAS, the Letter of Credit will qualify as an Alternate Credit Facility under the Indenture;

NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

All words and terms defined in Article I of the Sale Agreement shall have the same meanings in this Agreement, unless other-wise specifically defined herein. The terms defined in this Article I have, for all purposes of this Agreement, the meanings specified hereinabove or in this Article, unless defined elsewhere herein or the context clearly requires otherwise.

“Affiliate” means any person, corporation, association or other business entity which directly or indirectly controls, or is controlled by, or is under common control with the Borrower or the Guarantor.

“Agreement” shall mean this Letter of Credit, Reimbursement and Guaranty Agreement, as the same may from time to time be amended, modified or supplemented in accordance with the terms hereof.

“Alternate Credit Facility” means any irrevocable direct pay letter of credit, insurance policy or similar credit enhancement or support facility for the benefit of the Trustee, the terms of which Alternate Credit Facility shall in all respects material to the registered owners of the Bonds be the same (except for the term set forth in such Alternate Credit Facility) as those of the Letter of Credit.

“Bankruptcy Code” means 11 U.S.C. § 101 et seq., as amended.

“Bondholder” or “Bondholders” means the initial and any future registered owners of the Bond or Bonds as registered on the books and records of the Bond Registrar pursuant to Section 204 of the Indenture.

“Bond Documents” means, collectively, the Sale Agreement, the Note, the Remarketing Agreement, the Tender Agency Agreement, the Indenture, the Security Instruments and the Bonds, as the same may be amended, modified or supplemented from time to time in accordance with their respective terms.

“Borrower” means Spence Engineering Company, Inc., a Delaware corporation.

“Capital Expenditures” means, for any period, expenditures (including, without limitation, the aggregate amount of Capital Lease Obligations incurred during such period) made by the Guarantor, the Borrower or any of their Subsidiaries to acquire or construct fixed assets, plant and equipment (including renewals, improvements and replacements, but excluding repairs) during such period computed in accordance with GAAP

“Capital Lease Obligations” of any Person shall mean all obligations of such Person to pay rent or other amounts under any lease (or other arrangement conveying the right to use) Property obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Cash and Cash Equivalents” means as to any Person at a particular date, the aggregate amount of all items categorized as cash and cash equivalents on the balance sheet of such Person, as determined in accordance with GAAP.

“Consistent Basis” means, in reference to the application of GAAP, that the accounting principles observed in the period referred to are comparable in all material respects to those applied in the preceding period, except as to any changes consented to by the Bank.

“Consolidated Net Income” means the consolidated gross revenues of the Guarantor and the Borrower and the Subsidiaries of each for such period less all expenses and other proper charges for such period (including taxes on or measured by income) determined in accordance with GAAP.

“Consolidated Net Worth” of the Guarantor and the Borrower and the Subsidiaries of each shall mean at any time as of which the amount thereof is to be determined, the sum of the Net Worth of such Persons.

“Consolidated Subsidiaries” means the Subsidiaries of the Guarantor included in the audited consolidated financial statements of the Guarantor from time to time. For purposes of the representation contained in Subsection 2.3 hereof.

“Consultant” means any third-party architect or engineer satisfactory to the Bank.

“Credit Agreement” means the Credit Agreement, dated as of October 18, 1999, among CIRCOR International, Inc., ING (U.S.) LLC as Agent, Bank Boston, N.A. as Syndication Agent and the Bank as Documentation Agent, as now or hereafter amended.

“Current Assets” means Cash and Cash Equivalents and all other assets or resources of a Person which are expected to be realized in cash, sold in the ordinary course of business, or consumed within one year, all determined in accordance with GAAP.

“Current Liabilities” means the amount of all liabilities of a Person which by their terms are payable within one year (including all indebtedness payable on demand or maturing not more than one year from the date of computation and the current portion of long-term debt), all determined in accordance with GAAP.

“Debt Service” means, for any period, the sum, for the Guarantor, the Borrower and their Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), of the following: (a) all payments of principal of Indebtedness (including, without limitation, the principal component of any payments in respect of Capital Lease Obligations) scheduled to be made during such period plus (b) all Interest Expense for such period.

“Default” means an event or condition the occurrence of which would, with the lapse of time or the giving of notice, or both, become an Event of Default.

“Distribution” in respect of any corporation, means and includes: (i) the payment of any dividends or other distributions on capital stock of the corporation (except distributions in such stock) and (ii) the redemption or acquisition of its Securities unless made contemporaneously from the net proceeds of the sale of its Securities.

“EBITDA” shall mean, for any period, the sum, for the Guarantor, the Borrower and their Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), of the following:

(a) Net Income (calculated before taxes, Interest Expense, Specified Restructuring Charges, extraordinary or unusual items and income or loss attributable to the equity in Affiliates) for such period, plus

(b) depreciation and amortization (to the extent deducted in determining Net Income) for such period.

“Environmental Laws” means all federal, state and local laws, rules, regulations, ordinances, programs, permits, guidances, orders and consent decrees relating to health, safety and environmental matters, including, but not limited to, the Resource Conservation and Recovery Act; the Comprehensive Environmental Response, Compensation and Liability Act of 1980; the Toxic Substances Control Act, as amended; the Clean Water Act; the River and Harbor Act; the Water Pollution Control Act; the Marine Protection Research and Sanctuaries Act; the Deep Water Port Act; the Safe Drinking Water Act; the Superfund Amendments and Reauthorization Act of 1986; the Federal Insecticide, Fungicide and Rodenticide Act; the Mineral Lands and Leasing Act; the Surface Mining Control and Reclamation Act; state and federal superlien and environmental cleanup programs and laws; and U.S. Department of Transportation regulations.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, including any rules and regulations promulgated thereunder.

“ERISA Affiliate” means a Person under common control with the Guarantor within the meaning of Section 414(c) of the Internal Revenue Code of 1986, as amended, or Section 4001(b) of ERISA.

“Event of Default” means an Event of Default as defined in Section 9.1 hereof.

“Expiration Date” means March 1, 2005, the stated expiration date of the Letter of Credit, as such date has been and may be extended in accordance with the terms of Section 4.10 hereof.

“Fixed Charges Coverage Ratio” means, as at any date, the ratio of (a) (x) EBITDA for the period of four consecutive fiscal quarters ending on or most recently ended prior to such date minus (y) Capital Expenditures made during such period to (b) Debt Service for such period.

“GAAP” means those principles of accounting set forth in pronouncements of the Financial Accounting Standards Board and its predecessors or pronouncements of the American Institute of Certified Public Accountants or those principles of accounting which have other substantial authoritative support and are applicable in the circumstances as of the date of application, as such principles are from time to time supplemented or amended. As to the provisions of this Agreement, the applicable GAAP shall be determined as set forth in the Credit Agreement.

“Guarantor” means CIRCOR International, Inc., a Delaware corporation.

“Hedging Agreements” shall mean interest rate swap, cap or collar agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts, commodity agreements and other similar agreements or arrangements designed to protect against fluctuations in interest rates, currency values or commodity values, in each case to which any Person is a party.

“Immaterial Subsidiary” means, as at any date, any Subsidiary of the Guarantor that the Guarantor shall theretofore have designated as an “Immaterial Subsidiary” in a notice to the Bank, provided that:

(a) the following shall be true:

(x) the aggregate assets of all such Subsidiaries (calculated both on a book value basis and a fair market value basis) does not exceed 10% of the aggregate assets (calculated on such respective bases) of the Guarantor and its Subsidiaries as of the most recent fiscal quarter-end of the Guarantor; and

(y) the aggregate EBITDA of all such Subsidiaries for the period of four consecutive fiscal quarters most recently ended prior to such date does not exceed 10% of the consolidated EBITDA of the Guarantor and its Subsidiaries for such period; and

(b) the Guarantor may from time to time, by notice to the Bank, cause any Subsidiary that it had theretofore designated as an “Immaterial Subsidiary” to be no longer treated as an “Immaterial Subsidiary”

“Indebtedness” means, for any Person: (a) obligations created, issued or incurred by such Person for borrowed money (whether by loan, the issuance and sale of debt securities or the sale of Property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such Property from such Person); (b) obligations of such Person to pay the deferred purchase or acquisition price of Property or services, other than trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business so long as such trade accounts payable are payable within 90 days of the date the respective goods are delivered or the respective services are rendered; (c) Indebtedness of others secured by a Lien on the Property of such Person, whether or not the respective indebtedness so secured has been assumed by such Person; (d) obligations of such Person in respect of letters of credit or similar instruments issued or accepted by lenders and other financial institutions for account of such Person; (e) Capital Lease Obligations of such Person; and (f) Indebtedness of others Guaranteed by such Person.

“Interest Coverage Ratio” means, as at any date, the ratio of (a) EBITDA for the period of four consecutive fiscal quarters ending on or most recently ended prior to such date to (b) Interest Expense for such period.

“Interest Expense” means, for any period, the sum, for the Guarantor, the Borrower and their Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), of the following: (a) all interest in respect of Indebtedness (including, without limitation, the interest component of any payments in respect of Capital Lease Obligations) accrued or capitalized during such period (whether or not actually paid during such period) plus (b) the net amount payable (or minus the net amount receivable) under Interest Rate Protection Agreements during such period (whether or not actually paid or received during such period).

“Interest Rate Protection Agreement” means, for any Person, an interest rate swap, cap or collar agreement or similar arrangement between such Person and one or more financial institutions providing for the transfer of mitigation of interest risks either generally or under specific contingencies.

“Leverage Ratio” shall mean, as at any date, the ratio of the following: (a) the aggregate amount of Indebtedness of the Guarantor and its Subsidiaries outstanding on such date, to EBITDA for the four consecutive fiscal quarters ended on or most recently prior to such date.

“Lien” means any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, and including, but not limited to, the security interest, security title or lien arising from a security agreement, mortgage, deed of trust, deed to secure debt, encumbrance, pledge, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. For the purpose of this Agreement, the Borrower or the Guarantor, respectively, shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person for security purposes.

“Material Adverse Effect” means a material adverse effect on the business, operations or financial condition of the Guarantor and its Subsidiaries or if applicable, such other Person, taken as a whole.

“Money Borrowed” as applied to Indebtedness, means (i) Indebtedness for borrowed money; (ii) Indebtedness, whether or not in any such case the same was for borrowed money, (A) which is represented by notes payable or drafts accepted that evidence extensions of credit, (B) which constitutes obligations evidenced by bonds, debentures, notes or similar instruments, or (C) upon which interest charges are customarily paid (other than accounts payable) or that was issued or assumed as full or partial payment for Property; (iii) Indebtedness that constitutes a Capitalized Lease obligation; and (iv) Indebtedness under any guaranty of obligations that would constitute Indebtedness for Money Borrowed under clauses (i) through (iii) hereof.

“Net Income” means for any period, the net operating income of the Borrower, the Guarantor and their Subsidiaries for such period (determined on a consolidated basis in accordance with GAAP).

“Obligations” means all loans and all other advances, debts, liabilities, obligations, covenants and duties owing,, arising, due or payable from the Borrower to the Bank of any kind or nature, present or future, whether or not evidenced by any note, guaranty or other instrument, whether arising under this Agreement or any of the other Bond Documents or Security Instruments or otherwise, whether direct or indirect (including those acquired by assignment), absolute or contingent, primary or secondary, due or to become due, now existing or hereafter arising and however acquired. The term includes, without limitation, all interest, charges, expenses, fees, attorney’s fees and any other sums chargeable to the Borrower under any of the Bond Documents or Security Instruments.

“Officer’s Certificate” means the Certificate of the Chief Financial Officer or the Controller of the Borrower or the Guarantor, as the case shall be, as approved by the Bank.

“Other Agreements” means any and all agreements, instruments and documents (other than this Agreement and the Security Instruments), heretofore, now or hereafter executed by the Borrower or the Guarantor or the Subsidiaries of either or any of them and delivered to the Bank in respect to the transactions contemplated by this Agreement.

“Permitted Encumbrances” means and includes:

(a) liens for taxes and assessments not delinquent or which are being contested in good faith by appropriate proceedings and against which adequate reserves have been provided for on the books of the Guarantor or the Borrower, as applicable;

(b) worker’s, mechanic’s and materialmen’s liens and similar liens incurred in the ordinary course of business remaining undischarged or unstayed for not longer than 60 days following Borrower’s notice of the attachment thereof;

(c) attachments remaining undischarged or unstayed for not longer than 60 days from the making thereof;

(d) liens in respect of final judgments or awards remaining undischarged or unstayed for not longer than 60 days from the making thereof;

(e) liens in respect of pledges or deposits under worker’s compensation laws, liens to secure customs bonds, unemployment insurance or similar legislation and in respect of pledges or deposits to secure bids, tenders, contracts (other than contracts for the payment of money), leases or statutory obligations, or in connection with surety, appeal and similar bonds incidental to the conduct of litigation;

“Person” means an individual, partnership, corporation, trust, joint venture, unincorporated organization, association, or a government, or agency or political subdivision or instrumentality thereof.

“Plan” means a pension plan (other than a multiemployer pension plan as defined in Section 3(37) of ERISA) that is subject to Title IV of ERISA.

“Pledge Agreement” means the Pledge Agreement of even date herewith from the Borrower to the Bank.

“Prime Rate” means the interest rate publicly announced from time to time by the Bank to be its prime rate, which may not necessarily be its best lending rate. In the event the Bank shall abolish or abandon the practice of announcing its Prime Rate or should the same be unascertainable, the Bank shall designate a comparable reference rate which shall be deemed to be the Prime Rate under this Agreement.

“Prohibited Transaction” means any transaction set forth in Section 406 of ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended from time to time.

“Project” means the manufacturing facility acquired, constructed and installed with the proceeds of the Prior Bonds, owned and operated by the Borrower in the Village of Walden, New York.

“Property” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

“Reportable Event” means any of the events set forth in Section 4043(b) of ERISA other than those events for which the obligation to notify the Pension Benefit Guaranty Corporation (“PBGC”) has been waived under 29 C.F.R. Part 2615.

“Security” means shall have the same meaning as in Section 2(1) of the Securities Act of 1933, as amended.

“Security Instruments” means, collectively, the Pledge Agreement and any and all Other Agreements.

“Solvent” means as to any Person, such Person (i) owns Property whose fair saleable value is greater than the amount required to pay all of such Person’s Indebtedness (including contingent debts), (ii) is able to pay all of its Indebtedness as such Indebtedness matures and (iii) has capital sufficient to carry on its business and transactions and all business and transactions in which it is about to engage.

“Spin-off” means the Spin-off, effective October 18, 1999, by Watts Industries, Inc. of certain oil and gas related subsidiaries, including the Borrower, to the Guarantor.

“Subsidiary” or “Subsidiaries” means, as to any Person, any corporation whether organized and existing under the laws of any state of the United States, including the District of Columbia and Puerto Rico, or under the laws of any foreign country, of which more than 50% of voting stock at any time is owned or controlled directly or indirectly by the Borrower or the Guarantor, as applicable.

“Tangible Net Worth” shall mean, as at any date for any Person, the sum for such Person and its Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), of the following:

(a) the amount of capital stock, plus

(b) the amount of surplus and retained earnings (or, in the case of a surplus or retained earnings deficit, minus the amount of such deficit), minus

(c) the sum of the following (without duplication of deductions in respect of items already deducted in arriving at surplus and retained earnings): cost of treasury shares and the book value of all assets which should be classified as intangibles but in any event including goodwill, minority interests, research and development costs, trademarks, trade names, copyrights, patents and franchises, unamortized debt discount and expense, all reserves and any write-up in the book value of assets (other than a Permitted Write-up (as defined in the Credit Agreement)) resulting from a revaluation thereof subsequent to June 30, 2003.

“Tender Advance” has the meaning assigned to that term in Section 4.3 of this Agreement.

“Tender Draft” has the meaning assigned to that term in the Letter of Credit.

“Termination Date” means the last day a drawing is available under the Letter of Credit.

“Trustee” means any Person or group of Persons at the time serving as corporate fiduciary under the Indenture.

“Uniform Customs and Practice” shall mean the Uniform Customs and Practice for Documentary Credits, 1994 Revision, ICC Publication No. 500.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE GUARANTOR

The Guarantor represents and warrants to the Bank (which representations and warranties shall survive the delivery of the documents mentioned herein and the issuance of the Letter of Credit) that:

Section 2.1. Incorporation. Each of the Guarantor and its Consolidated Subsidiaries is a corporation, partnership or joint venture, respectively, duly organized, existing and in good standing under the laws of its respective jurisdiction, except where the failure to be in good standing would not have a Material Adverse Effect and has the corporate or other power to own its respective properties and to carry on its respective business as now or at such future time being conducted, and is duly qualified as a foreign corporation or otherwise to do business in every jurisdiction in which the failure to be so qualified would have a Material Adverse Effect. On the date of the execution and delivery of this Agreement, the Guarantor has the respective Consolidated Subsidiaries shown on Exhibit B hereto, and no other Subsidiaries.

Section 2.2. Power and Authority; No Conflicts; Enforceability. It is duly authorized under all applicable provisions of law to execute, deliver and perform this Agreement and the Other Agreements to which it is a party, and all corporate action on its part required for the lawful execution, delivery and performance hereof and thereof has been duly taken; and this Agreement and the Other Agreements to which it is a party, upon the due execution and delivery hereof, will be the valid, binding and legal obligation of the Guarantor enforceable in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting creditors’ rights generally and to general principles of equity. Neither the execution of this Agreement, nor the fulfillment of or compliance with the respective provisions and terms hereof, will (A) conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a violation of or default under any applicable law, regulation, judgment, writ, order or decree to which the Guarantor or any Consolidated Subsidiary or any of their respective properties are subject, or the charter or bylaws of the Guarantor or any Consolidated Subsidiary, or any agreement or instrument to which the Guarantor or any Consolidated Subsidiary is now a party and (B) create any lien, charge or encumbrance upon any of the property or assets of the Guarantor or any Consolidated Subsidiary pursuant to the terms of any agreement or instrument to which the Guarantor or any Subsidiary is a party or by which they, or any of them, or any of their respective properties, are bound except pursuant to the Security Instruments.

Section 2.3. Financial Condition. The consolidated balance sheet of the Guarantor and its Consolidated Subsidiaries for the fiscal year ended as of December 31, 2002, and the fiscal quarters ended September 30, 2003, and December 31, 2003, and the related consolidated (pro forma) statements of operations, consolidated statements of cash flows and consolidated statements of changes in shareholders’ equity for the period, copies of which have been furnished to the Bank, are correct, complete and fairly present the financial condition of the Guarantor and its Consolidated Subsidiaries in all material respects as at the respective date of said balance sheets, and the results of its respective operations for each such period. The

Guarantor and its Consolidated Subsidiaries do not have any material direct or contingent liabilities as of the date of this Agreement which are not provided for or reflected in the balance sheets dated January 31, 2004, or referred to in notes thereto, or set forth in Exhibit B hereto. There has been no material adverse change in the business, properties or condition, financial or otherwise, of the Guarantor and its Consolidated Subsidiaries since January 31, 2004.

Section 2.4. Title to Property and Assets. It has good and marketable title to its Property, including the properties and assets reflected in the financial statements and notes thereto described in Section 2.3 hereof, except for such assets as have been disposed of since the date of said financial statements in the ordinary course of business or as are no longer useful in the conduct of its business, and all such properties and assets are free and clear of all material Liens, mortgages, pledges, encumbrances or charges of any kind except Liens reflected in the financial statements or Exhibit B hereto or permitted under Section 7.2 hereof.

Section 2.5. Litigation. There are no pending or, to the best of its knowledge, threatened material actions, suits or proceedings before any court, arbitrator or governmental or administrative body or agency which may materially adversely affect the properties, business or condition, financial or otherwise, of the Guarantor and its Consolidated Subsidiaries on a consolidated basis, except as disclosed in the financial statements and notes thereto described in Section 2.3 hereof or Exhibit B hereto.

Section 2.6. Taxes. It has filed all material tax returns required to be filed by it and all material taxes due with respect thereto have been paid, and except as described in Exhibit B hereto, no controversy in respect of a material amount of additional taxes, state, federal or foreign, of the Guarantor is pending, or, to the knowledge of the Guarantor, threatened. No federal taxes have been due or are currently due to be paid by the Guarantor as of the date hereof, and adequate reserves have been established for the payment of all taxes (other than federal) for periods ended subsequent to June 30, 2000.

Section 2.7. Trademarks, Franchises and Licenses. It owns, possesses, or has the right to use all necessary material patents, licenses, franchises, trademarks, trademark rights, trade names, trade name rights and copyrights to conduct business as now conducted, without known conflict with any patent, license, franchise, trademark, trade name, or copyright of any other Persons.

Section 2.8. No Default. It is not in default in the performance, observance or fulfillment of any of its material obligations, covenants or conditions contained in any agreement or instrument to which it is a party or by which it may be bound, the effect of which default would allow any Person to cause such obligation under the agreement or instrument to become due prior to its~ stated maturity.

Section 2.9. Governmental Authority. It has received the written approval of all federal, state, local and foreign governmental authorities, if any, necessary to carry out the terms of this Agreement, and no further governmental consents or approvals are required in the making or performance of this Agreement by it.

Section 2.10. ERISA. It has not incurred any material liability to the PBGC established under ERISA (or any successor thereto under ERISA) in connection with any Plan established or maintained by it or by any Person under common control with it (within the meaning of Section 414(c) of the Internal Revenue Code of 1986, as amended (the “Code”), or of Section 4001(b) of ERISA), or in which its employees are entitled to participate. No such Plan has incurred any material accumulated funding deficiency within the meaning of ERISA. No Reportable Event in connection with any such Plan has occurred or is continuing.

Section 2.11. Pollution and Environmental Control: Hazardous Substances. It has obtained all permits, licenses and other authorizations which are required under any Environmental Law, except to the extent that failure to have obtained any such permit, license or authorization will not have a Material Adverse Effect, and is in material compliance with, all federal, state, and local Environmental Laws and regulations relating, without limitation, to pollution, reclamation or protection of the environment, including laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants or hazardous or toxic materials or wastes into air, water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants or hazardous or toxic substances, materials or wastes the failure to comply with which would have a Material Adverse Effect. Neither any Guarantor, nor to Guarantor’s knowledge any previous owner of the Project Site, has disposed of any hazardous substances on any portion of the Project Site. As used in this subparagraph, “hazardous substances” shall have the meaning set forth in the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. § 6901, et. seq., and the regulations adopted pursuant to such act.

Section 2.12. Capital Structure. Exhibit B attached hereto and made a part hereof states the correct name of each of the Consolidated Subsidiaries of the Guarantor, the jurisdiction of organization or incorporation and the percentage of its voting stock owned by the Guarantor. The Guarantor has good title to all of the shares it purports to own of the stock of each Consolidated Subsidiary, free and clear in each case of any Lien other than Permitted Liens. All such shares have been duly issued and are fully paid and non-assessable.

Section 2.13. Solvent Financial Condition. It is now, and after giving effect to the transactions contemplated hereby, will be Solvent.

Section 2.14. Restrictions. It is not a party or subject to any contract, agreement, or charter or other corporate restriction, which Guarantor believes materially and adversely affects its business or the use or ownership of any of its Properties. The Guarantor is not a party or subject to any contract or agreement which restricts its right or ability to incur Indebtedness, other than as set forth on Exhibit B attached hereto, none of which prohibit the execution of or compliance with this Agreement by the Guarantor.

Section 2.15. Full Disclosure. The Financial Statements referred to in Section 2.3 above, do not, nor does this Agreement or the Bond Documents or any Other Agreement or written statement of the Guarantor to the Bank (including, without limitation, the Guarantor’s filings, if any, with the Securities and Exchange Commission), taken as a whole, contain any untrue statement of a material fact or omit a material fact necessary to make the statements contained therein or herein not misleading. There is no fact which the Guarantor has failed to disclose to the Bank in writing which materially affects adversely or, so far as the Guarantor can now foresee, will materially affect adversely the Properties, business, prospects, profits, or condition (financial or otherwise) of the Guarantor or any of its Consolidated Subsidiaries or the ability of the Guarantor or the Borrower to perform this Agreement or the Bond Documents.

Section 2.16. Labor Relations. Except as described on Exhibit B attached hereto and made a part hereof, there are no material grievances, disputes or controversies with any union or any other organization of the Guarantor’s employees, or threats of strikes, work stoppages or any asserted pending demands for collective bargaining by any union or organization which could have a Material Adverse Effect.

Section 2.17. Compliance With Laws. It has duly complied in all material respects with, and its Properties, business operations and leaseholds are in compliance in all material respects with, the provisions of all federal; state and local laws, rules and regulations applicable to the Guarantor, its Properties or the conduct of its business, including, without limitation, OSHA and all Environmental Laws, the failure to comply with which would have a Material Adverse Effect.

Section 2.18. Brokers. There are no claims for brokerage commissions, finder’s fees or investment banking fees in connection with the transactions contemplated by this Agreement, except for fees owed to the Bank and its affiliates.

Section 2.19. Trade Relations. There exists no actual or threatened termination, cancellation or limitation of, or any modification or change in, the business relationship between the Guarantor and any customer or any group of customers whose purchases individually or in the aggregate are material to the business of the Guarantor, or with any material supplier, and there exists no present condition or state of facts or circumstances which would materially affect adversely the Guarantor or prevent the Guarantor from conducting such business after the consummation of the transaction contemplated by this Agreement in substantially the same manner in which it has heretofore been conducted.

Section 2.20. Investment Company Act. The Guarantor is not an “investment company” or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended.

Section 2.21. Survival of Representations and Warranties. It covenants, warrants and represents to the Bank that all representations and warranties of the Guarantor contained in this Agreement or any of the Bond Documents or Other Agreements shall be true at the time of its execution of this Agreement and, the Bond Documents or Other Agreements, and shall survive the execution, delivery and acceptance thereof by the Bank and the parties thereto and the closing of the transactions described therein or related thereto.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE BORROWER

The Borrower represents and warrants to the Bank (which representations and warranties shall survive the delivery of the documents mentioned herein and the issuance of the Letter of Credit) as of the date of the issuance of the Letter of Credit:

Section 3.1. Incorporation. It is a corporation duly incorporated, existing and in good standing under the laws of the State of its incorporation, and has the corporate or other power to own its Property and to carry on its business as now being conducted.

Section 3.2. Power and Authority. It is duly authorized under all applicable provisions of law to execute, deliver and perform this Agreement and the Bond Documents, and all action, corporate or otherwise, as applicable, on its part required for the lawful execution, delivery and performance hereof has been duly taken; and this Agreement and the Bond Documents, upon the due execution and delivery hereof, will be its valid and binding obligation enforceable in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting creditors’ rights generally and to general principles of equity. Neither the execution of this Agreement nor the Bond Documents, nor the fulfillment of or compliance with their respective provisions and terms, will (a) conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a violation of or default under any applicable law, regulation, judgment, writ, order or decree to which it or any of its properties is subject, or its charter or by-laws, or any agreement or instrument to which it or any of its Subsidiaries is now a party or by which it or any of its Subsidiaries or any of their respective properties is bound or affected, or (b) create any lien, charge or encumbrance upon any of its or any of its Subsidiaries’ property or assets pursuant to the terms of any agreement or instrument to which it or any of its Subsidiaries is a party or by which it or any of its Subsidiaries or any of their respective properties is bound except pursuant to the Security Instruments.

Section 3.3. Governmental Authority. It has received the written approval of all federal, state, local and foreign governmental authorities, if any, necessary to carry out the terms of this Agreement, and no further governmental consents or approvals are required in the making or performance of this Agreement and the Bond Documents.

Section 3.4. Project Site. The operation of the Project complies in all material respects with presently existing zoning and other land use restrictions affecting the Project Site, including without limitation, any restrictive covenants.

Section 3.5. Survival of Representations and Warranties. It covenants, warrants and represents to the Bank that all representations and warranties contained in this Agreement are true at the time of its execution of this Agreement and the representations contained in the Bond Documents or Other Agreements were true at the time made and are true at the time of execution of this Agreement except to the extent of changes resulting from transactions contemplated or permitted by this Agreement (including the Spin-Off) and changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse and to the extent that such representations and warranties relate expressly to an earlier date, and all of such representations and warranties shall survive the execution, delivery and acceptance thereof by the Bank and the parties thereto and the closing of the transactions described therein or related thereto.

ARTICLE IV

TERMS OF LETTER OF CREDIT, REIMBURSEMENT, OTHER PAYMENTS

AND GUARANTY

Section 4.1. Letter of Credit. The Bank agrees, on the terms and conditions hereinafter set forth, to issue and deliver the Letter of Credit in favor of the Trustee in substantially the form of Exhibit A attached hereto upon fulfillment of the applicable conditions set forth in Article VIII hereof. The Bank agrees that any and all payments under the Letter of Credit will be made with the Bank’s own funds.

Section 4.2. Reimbursement and Other Payments. The Borrower shall pay to the Bank:

(a) on or before 3:00 P.M. (Eastern time), but after the honoring of a draw by the Bank, on the date that any amount is drawn under the Letter of Credit, a sum equal to such amount so drawn under the Letter of Credit;

(b) on demand, interest on any and all amounts remaining unpaid by the Borrower when due hereunder from the date such amounts become due until payment thereof in full, at a fluctuating interest rate per annum equal at all times to the lesser of (i) the Prime Rate plus two percent (2%) or (ii) the highest lawful rate permitted by applicable law;

(c) on demand, any and all reasonable expenses incurred by the Bank in enforcing any rights under this Agreement and the Bond Documents; and

(d) on demand all charges, commissions, costs and expenses set forth in Sections 4.4, 4.5 and 4.9 hereof.

Section 4.3. Tender Advances. (a) If the Bank shall make any payment of that portion of the purchase price corresponding to principal and interest of the Bonds drawn under the Letter of Credit pursuant to a Tender Draft and the conditions set forth in Section 8.3 all have been fulfilled, such payment shall constitute a tender advance made by the Bank to the Borrower on the date and in the amount of such payment (a “Tender Advance”); provided that if the conditions of said Section 8.3 have not been fulfilled, the amount so drawn pursuant to the Tender Draft shall be payable in accordance with the terms of Section 4.2(a) above. Notwithstanding any other provision hereof, the Borrower shall repay the unpaid amount of each Tender Advance, together with all unpaid interest thereon on the earlier to occur of (i) such date as Bonds purchased pursuant to a Tender Draft are resold as provided in paragraph 4.3(d) hereof, (ii) on the date 366 days following the date of such Tender Advance, or (iii) the Termination Date.

The Borrower may prepay the outstanding amount of any Tender Advance in whole or in part, together with accrued interest to the date of such prepayment on the date such amount is prepaid. The Borrower shall notify the Bank, prior to 11:00 A.M. (Eastern time), on the date of such prepayment of the amount to be prepaid.

(b) The Borrower shall pay interest on the unpaid amount of each Tender Advance from the date of such Tender Advance until such amount is paid in full, payable monthly, in arrears, on the first day of each month during the term of each Tender Advance and on the date such amount is paid in full, at a fluctuating interest rate per annum in effect from time to time equal to the Prime Rate, provided that the unpaid amount of any Tender Advance ,which is not paid when due shall bear interest at the lesser of the Prime Rate plus two percent (2%) or the highest rate permitted by applicable law, payable on demand and on the date such amount is paid in full.

(c) Pursuant to the Pledge Agreement the Borrower has agreed that, in accordance with the terms of the Indenture, Bonds purchased with proceeds of any Tender Draft shall be delivered by the Tender Agent to the Bank or its designee to be held by the Bank or its designee in pledge as collateral securing the Borrower’s payment obligations to the Bank hereunder. Bonds so delivered to the Bank or its designee shall be registered in the name of the Bank, or its designee, as pledgee of the Borrower, as provided for in Section 3 of the Pledge Agreement.

(d) Prior to or simultaneously with the resale of Pledged Bonds, the Borrower shall prepay or cause the Tender Agent to prepay as provided below the then outstanding Tender Advances (in the order in which they were made) by paying to the Bank an amount equal to the sum of (a) the amounts advanced by the Bank pursuant to the corresponding Tender Drafts relating to such Bonds, plus (b) the aggregate amount of accrued and unpaid interest on such Tender Advances. Such payment shall be applied by the Bank in reimbursement of such drawings (and as prepayment of Tender Advances resulting from such drawings in the manner described below), and, upon receipt by the Bank of a certificate completed and signed by the Trustee in substantially the form of Annex F to the Letter of Credit, the Borrower irrevocably authorizes the Bank to rely on such certificate and to reinstate the Letter of Credit in accordance therewith. Funds held by the Tender Agent as a result of sales of the Pledged Bonds by the Remarketing Agent shall be paid to the Bank by the Tender Agent to be applied to the amounts owing by the Borrower to the Bank pursuant to this paragraph (d). Upon payment to the Bank of the amount of such Tender Advance to be prepaid, together with accrued interest on such Tender Advance to the date of such prepayment on the amount to be prepaid, the principal amount outstanding of Tender Advances shall be reduced by the amount of such prepayment and interest shall cease to accrue on the amount prepaid.

Section 4.4. Commission and Fee. (a) The Borrower hereby agrees to pay to the Bank a non-refundable letter of credit fee for the period from and including the date of issuance until the Termination Date, computed at the rate of one and one-eighth percent (1.125%) per annum, calculated as a percentage of the stated amount of the Letter of Credit (as the same may be reduced from time to time but including, in any event, the principal amount of any Pledged Bonds) on the date of payment of such letter of credit fee. Amounts payable under this section shall be payable in advance, based on a 360-day year, actual number of days elapsed, in immediately available funds, on the date of issuance and quarterly thereafter on the first day of each March 1, June 1, September 1 and December 1.

(b) The Borrower shall pay to the Bank, upon each drawing under the Letter of Credit in accordance with its terms, a fee of $150 per drawing.

(c) The Borrower shall pay to the Bank, upon transfer of the Letter of Credit in accordance with its terms, a transfer fee of $1,000.

Section 4.5. Increased Costs. In the event of any change in any existing or future law, regulation, ruling or interpretation thereof affecting the Bank which shall either (a) impose, modify or make applicable any reserve, special deposit, capital requirement, assessment or similar requirement against the Letter of Credit or (b) impose on the Bank any other condition regarding the Letter of Credit, and the result of any event referred to in clause (a) or (b) above shall be to increase the cost (including a reasonable allocation of resources) or decrease the yield to the Bank of issuing or maintaining the Letter of Credit (which increase in cost shall be the result of the Bank’s reasonable allocation of the aggregate of such cost increases or yield decreases resulting from such events), then, upon demand by the Bank, the Borrower shall immediately pay to the Bank, from time to time as specified by the Bank, additional amounts which shall be sufficient to compensate the Bank for such increased cost or decreased yield. A statement of charges submitted by the Bank, shall be conclusive, absent manifest error, as to the amount owed.

Section 4.6. Computation. All payments of interest, commission and other charges under this Agreement shall be computed on the per annum basis, based upon a year of 365 (or 366, as the case may be) days, and calculated for the actual number of days elapsed.

Section 4.7. Parent Procedure. All payments made by the Borrower under this Agreement shall be made to the Bank in lawful currency of the United States of America and in immediately available funds at the Bank’s offices described at the beginning of this Agreement before 12:00 Noon, EST on the date when due, except for payments made in accordance with the terms of Section 4.2(a).

Section 4.8. Business Days. If the date for any payment hereunder falls on a day which is not a Business Day, then for all purposes of this Agreement the same shall be deemed to have fallen on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payments of interest or commission, as the case may be.

Section 4.9. Reimbursement of Expenses. The Borrower will pay all reasonable legal fees (computed without regard to any statutory presumption) incurred by the Bank in connection with the preparation, execution and delivery of this Agreement, the Letter of Credit, the Bond Documents, and all transactions contemplated hereby and thereby (including any amendments hereto or thereto or consents or waivers hereunder or thereunder) and will also pay all fees, charges or taxes for the recording or filing of Security Instruments. The Borrower will also pay for all reasonable legal expenses of the Bank in connection with the administration of the Letter of Credit, this Agreement and the Bond Documents. The Borrower will, upon request, promptly reimburse the Bank for all amounts expended, advanced or incurred by the Bank to collect or satisfy any obligation of the Borrower under this Agreement or any of the Bond Documents, or to enforce the rights of the Bank under this Agreement or any of the Bond Documents, which amounts will include, without limitation, all court costs, reasonable attorneys’ fees, fees of auditors and accountants and investigation expenses incurred by the Bank in connection with any such matters.

Section 4.10. Expiration Date. The Letter of Credit will expire on its stated Expiration Date, unless the Bank notifies the Borrower in writing at least 120 days prior to the Expiration Date that the Bank will extend such applicable Expiration Date for an additional one-year period from the then applicable Expiration Date.

Section 4.11. Guaranty. (a) the Guarantor hereby absolutely and unconditionally guarantees, the full and timely payment when due, whether at stated maturity, by acceleration or otherwise, of all obligations of the Borrower now or hereafter existing under this Agreement or any of the Security Instruments, whether for principal, interest, fees, expenses or otherwise. The Guarantor further agrees to pay any and all expenses (including without limitation reasonable attorneys ‘ fees and expenses) incurred by the Bank in enforcing or protecting its rights against the Guarantor under this Agreement or any of the Security Instruments.

(b) This is a guaranty of payment and not of collection, and the Guarantor expressly waives any right to require that any action be brought against the Borrower or any other guarantor or to require that resort be had to any security, whether held by or available to the Bank or to any other guaranty. If the Borrower shall default in payment of the principal, interest, or fees on or any other amount payable hereunder when and as the same shall become due, whether by acceleration, call for prepayment, or otherwise, or upon the occurrence of any other Event of Default hereunder, the Guarantor, upon demand by the Bank or its successors or assigns, will promptly and fully make such payments. All payments by the Guarantor shall be made in immediately available coin or currency of the United States of America which on the respective dates of payment thereof is legal tender for the payment of public and private debts. Each default in payment of the principal, interest, fees or any other amount payable hereunder, or the occurrence of any other Event of Default hereunder, shall give rise to a separate cause of action hereunder, and separate suits may be brought hereunder as each cause of action arises. The Bank, or its successors or assigns, in its sole discretion, shall have the right to proceed first and directly against the Guarantor and its successors and assigns.

(c) The Guarantor hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the obligations of the Borrower under this Agreement or any requirement that the Bank protect, secure, perfect or insure any security interest or lien or any property subject hereto or to the Security Instruments or exhaust any right or take any action against the Borrower or any other Person.

(d) The Guarantor will not exercise any rights that it may acquire by way of subrogation under this Agreement, by any payment made hereunder or otherwise, until all the obligations of the Borrower shall have been paid or performed in full. If any amount shall be paid to the Guarantor on account of such subrogation rights at any time when all the obligations of the Borrower hereunder shall not have been paid or performed in full, such amount shall be held in trust for the benefit of the Bank and shall forthwith be paid to the Bank to be credited and applied upon the obligations of the Borrower hereunder, whether matured or unmatured, in accordance with the terms hereof.

(e) This guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the obligations of the Borrower hereunder is rescinded or is otherwise returned by the Bank upon the insolvency, bankruptcy or reorganization of the Borrower or otherwise, all as though such payment had not been made.

Section 4.12. Obligations Absolute. The obligations of each of the Borrower and the Guarantor under this Agreement shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement, under all circumstances whatsoever, including, without limitation, the following circumstances:

(a) any lack of validity or enforceability of the Letter of Credit, the Bonds, any of the other Bond Documents, any of the Security Instruments or any other agreement or instrument related thereto;

(b) any amendment or waiver of or any consent to departure from the terms of the Letter of Credit, the Bonds, any of the other Bond Documents, any of the Security Instruments or any other agreement or instrument related thereto;

(c) the existence of any claim, setoff, defense or other right which any of the Borrower, the Guarantor or the Issuer may have at any time against the Trustee, any beneficiary or any transferee of the Letter of Credit (or any Person for whom the Trustee, any such beneficiary or any such transferee may be acting), the Bank or any other Person, whether in connection with this Agreement, the other Security Instruments, the Letter of Credit, the Bond Documents, the Project or any unrelated transaction;

(d) any statement, draft or other document presented under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect, or any statement therein being untrue or inaccurate in any respect whatsoever;

(e) the surrender, exchange or impairment of any security for the performance or observance of any of the terms of this Agreement; or

(f) any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Borrower or a Guarantor, except subject to the qualification that obligations may be reinstated upon bankruptcy, notwithstanding payment in full of the Borrower’s obligations to the Bank.

Notwithstanding the absolute obligations of the Borrower and the Guarantor as provided above, the Bank shall be liable to the Borrower and the Guarantor as provided in Section 10.4 hereof.

Section 4.13. Waiver of Guarantor’s Claims. The Guarantor hereby waives to the fullest extent possible as and against the Borrower and its assets any and all rights, whether at law, in equity, by agreement or otherwise, to subrogation, indemnity, reimbursement, contribution, or any other similar claim, cause of action or remedy that otherwise would arise out of the Guarantor’s performance of its obligations to the Bank under this Agreement. The preceding waiver is intended by both the Guarantor and the Bank to be for the benefit of the Borrower, and the waiver, until the obligations are satisfied in full and the Bank has no further liability under this Agreement or the Letter of Credit, shall be enforceable by the Borrower or any of its successors or assigns as an absolute defense to any action by the Guarantor against the Borrower or its assets which arises out of the Guarantor’s having made any payment to the Bank with respect to any of the Borrower’s liabilities guaranteed hereunder.

ARTICLE V

SECURITY; INSURANCE

Section 5.1. Security. As security for the full and timely payment and performance by the Borrower and the Guarantor of their respective obligations hereunder, the Borrower shall on the date hereof deliver the Pledge Agreement to the Bank.

Section 5.2. Casualty and Liability Insurance Required. The Borrower will keep the Project and its Properties continuously insured against such risks as are customarily insured against by businesses of like size and type engaged in the same or similar operations (other than business interruption insurance) including, without limiting the generality of any other covenant contained herein or in the Bond Documents, casualty insurance and general comprehensive liability insurance against claims for bodily injury, death or property damage; provided, however, that the insurance so required may be provided by blanket policies now or hereafter maintained by the Borrower or the Guarantor.

Section 5.3. Notice of Casualty or Taking. In case of any material damage to or destruction of all or any part of the Project, the Borrower shall give prompt notice thereof to the Bank. In case of a taking or proposed taking of all or any material part of the Project or any right therein by Eminent Domain, the Borrower shall give prompt notice thereof to the Bank. Each such notice shall describe generally the nature and extent of such damage, destruction, taking, loss, proceeding or negotiations.

ARTICLE VI

AFFIRMATIVE COVENANTS

Until all the Obligations to be performed and paid shall have been performed and paid in full, and for so long as the Letter of Credit shall be outstanding, unless the Bank shall otherwise consent in writing, the Borrower and the Guarantor will perform and observe all covenants and agreements contained on its respective part in this Article VI.

Section 6.1. Financial Reports and Other Data and Information.

(a) Quarterly Statements. Within forty-five (45) days after the end of each fiscal quarter, a balance sheet of the Guarantor and its Consolidated Subsidiaries at the end of that period and an income statement for that period and for the portion of the fiscal year ending with such period on a consolidated and consolidating basis, setting forth in comparative form the figures for the same period of the preceding fiscal year, and certified by the Chief Financial Officer or Controller of the Guarantor as complete and correct in all material respects and prepared in accordance with GAAP, except without footnotes and subject to normal year-end audit adjustments.

(b) Annual Statements. Within ninety (90) days after the end of each fiscal year, a detailed audited financial report of the Guarantor and its Consolidated Subsidiaries on a consolidated and consolidating basis, containing a balance sheet at the end of that period and an income statement and statement of cash flows for that period, setting forth in comparative form the figures for the preceding fiscal year, and containing an unqualified opinion of independent certified public accountants acceptable to the Bank that the financial statements were prepared in accordance with GAAP, and that the examination in connection with the financial statements was made in accordance with generally accepted auditing standards and accordingly included tests of the accounting records and other auditing procedures that were considered necessary in the circumstances.

(c) SEC and Other Reports: Orders, Judgments, Etc. Promptly upon its becoming available, one copy of each regular or periodic report, registration statement or prospectus filed by the Guarantor with any securities exchange or the Securities and Exchange Commission or any successor agency, and of any material order, judgment, decree, decision or ruling issued by any governmental authority in any proceeding to which the Guarantor is a party;

(d) Accountants’ Statements. Within the period provided in paragraph (b) above, a letter of the accountants who render the opinion on the financial statements, stating that they reviewed this Agreement and that in performing the examination necessary to render an opinion on the annual financial statements they obtained no knowledge of any such Default or Event of Default resulting from the Guarantor’s failure to observe the financial ratios under Sections 7.5 through 7.8, or, if the accountants have knowledge of a Default or Event of Default, a statement specifying to the best of their knowledge the nature and period of existence of the Default or Event of Default;

(e) Certificates. At the time of the delivery of the financial statements provided for in Section 6.1(a) and (b), an Officers’ Certificate of the Guarantor to the effect that to the best of his knowledge, no Default or Event of Default has occurred and is continuing;

(f) Notice of Default or Litigation. Promptly, and in any event within three Business Days after the Chief Financial Officer or Controller of the Guarantor obtains knowledge thereof, notice of (1) the occurrence of any event which constitutes a Default or Event of Default, (2) any litigation or governmental proceeding pending against the Guarantor which is likely to materially and adversely affect the business, operations, property, assets, condition (financial or otherwise) or prospects of the Guarantor and its Subsidiaries on a consolidated basis;

(g) Environmental Matters. Promptly upon obtaining knowledge thereof, notice of any facts or circumstances known to the Borrower that the Guarantor reasonably believes is likely to form the basis for the assertion of any material claim against the Guarantor relating to environmental matters including, but not limited to, any claim arising from past or present environmental practices asserted under CERCLA, RCRA, or any other federal, state or local environmental statute;

(h) Other Information. From time to time, such other information or documents (financial or otherwise) as the Bank may reasonably request.

Section 6.2. Books, Records and Inspections. The Borrower and the Guarantor will keep proper books of record and account in which full, true and correct entries in conformity with GAAP and all requirements of law shall be made of all dealings and transactions in relation to their businesses and activities. The Borrower and the Guarantor will permit officers and designated representatives of the Bank to visit and inspect, under guidance of officers of the Borrower and the Guarantor as applicable, any of the properties of the Borrower and the Guarantor and to examine the books of account of the Borrower and the Guarantor and discuss the affairs, finances and accounts of the Borrower and the Guarantor with, and be advised as to the same by, its and their officers, as applicable, all at such reasonable times and intervals and to such reasonable extent as the Bank may request.

Section 6.3. Maintenance of Property, Insurance. Exhibit D sets forth a true and complete listing of all material insurance maintained by the Guarantor and the Borrower as of the date hereof, with the amounts insured on the date hereof set forth therein. Each of the Borrower and the Guarantor shall (i) keep all property useful and necessary in their business in good working order and condition, except for property which has become obsolete or is no longer useful, (ii) maintain with financially sound and reputable insurance companies insurance which provides substantially the same (or greater) coverage and, as to the Borrower, against at least such risks as are described in Exhibit D, and (iii) furnish to the Bank, upon written request, full information as to the insurance carried.

Section 6.4. Corporate Franchises. The Borrower and the Guarantor will do or cause to be done, all things necessary to preserve and keep in full force and effect their existence and their material rights, franchises, licenses and patents; provided, however, that nothing in this Section 6.4 shall prevent the withdrawal by the Borrower or the Guarantor of any qualification as a foreign corporation in any jurisdiction where such withdrawal could not have a material adverse effect on the business, operations, property, assets, condition (financial or otherwise) or prospects of the Borrower or the Guarantor and nothing in this Section 6.4 shall prevent the merger of the Borrower into the Guarantor or into a Consolidated Subsidiary of the Guarantor.

Section 6.5. Compliance with Statutes, etc. The Borrower and the Guarantor will comply with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of their businesses and their ownership of property (including applicable statutes, regulations, orders and restrictions relating to environmental standards and controls), except such noncompliance as could not, in the aggregate, have a material adverse effect on the business, operations, property, assets, condition (financial or otherwise) or prospects of the Borrower and the Guarantor or of the Borrower and the Guarantor taken as a whole.

Section 6.6. ERISA. As soon as possible and in any event within 10 days after the Borrower or the Guarantor knows that a Reportable Event has occurred with respect to a Plan established or maintained by the Borrower, the Guarantor or any ERISA Affiliate, that a material accumulated funding deficiency has been incurred or an application is to be or has been made to the Secretary of the Treasury for a waiver or modification of the minimum funding standard (including any required installment payments) or an extension of any amortization period under Section 412 of the Code with respect to such a Plan, that a Plan has been or will be terminated, reorganized, petitioned or declared insolvent under Title IV of ERISA in a manner that has a Material Adverse Effect, that such a Plan has an Unfunded Current Liability within the meaning of Title IV of ERISA giving rise to a lien under ERISA, that proceedings will be or have been instituted to terminate such a Plan under circumstances that will have a Material Adverse Effect, or that the Borrower or the Guarantor or an ERISA Affiliate will incur any material liability to or on account of such a Plan under Section 4062, 4063 or 4064, or which is a multiemployer plan under Section 515, 4201 or 4203 of ERISA, the Borrower and the Guarantor will deliver to the Bank a certificate of a financial officer thereof, setting forth details as to such occurrence and action, if any, which the Borrower, the Guarantor or ERISA Affiliate is required or proposes to take, together with any notices required or proposed to be given to or filed with or by the Borrower, the Guarantor, the ERISA Affiliate, the PBGC, a Plan participant or the Plan administrator with respect thereto. The Borrower and the Guarantor will deliver to the Bank a complete copy of the annual report (Form 5500) of each Plan required to be filed with the Internal Revenue Service or the PBGC, given to Plan participants or received by either the Borrower or the Guarantor.

Section 6.7. Performance of Obligations. The Borrower and the Guarantor will perform all of their obligations under the terms of each mortgage, indenture, security agreement and other agreement by which they are bound, except such non-performances as could not in the aggregate, have a material adverse effect on the business, operations, property, assets, condition (financial or otherwise) or prospects of the Borrower and the Guarantor or of the Borrower and the Guarantor taken as a whole.

Section 6.8. Taxes and Liens. The Borrower and the Guarantor will promptly pay, or cause to be paid, all material taxes, assessments or other governmental charges which may lawfully be levied or assessed upon the income or profits of Borrower or the Guarantor or upon any Property, real, personal or mixed, belonging to Borrower or the Guarantor, or upon any part thereof, and also any lawful claims for labor, material and supplies which, if unpaid, might become a lien or charge against any such property; provided, however, neither Borrower nor the Guarantor shall be required to pay any such tax, assessment, charge, levy or claim so long as the validity thereof shall be actively contested in good faith by proper proceedings and, against which the Borrower or the Guarantor, as the case may be, shall have established reserves which are in amounts satisfactory to the Borrower’s or the Guarantor’s, as the case may be, independent certified public accountants.

Section 6.9. Payment of Obligations. The Borrower and the Guarantor will pay, when due, all its material obligations and liabilities, except where the same (other than Indebtedness) are being contested in good faith by appropriate proceedings diligently prosecuted and appropriate reserves for the accrual of same are maintained and, in the case of judgments, enforcement thereof has been stayed pending such contest.

Section 6.10. Environmental Matters. The Borrower and the Guarantor will obtain and maintain all licenses, permits, and approvals required in connection with the Project with respect to Hazardous Materials (which shall mean all materials defined as “hazardous substances,” “hazardous waste” or “solid waste” in the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, the Resource Conservation and Recovery Act or any similar environmental statute) and the Borrower or the Guarantor, as applicable, will remain in full compliance with such licenses, permits and approvals, except to the extent that failure to so comply would not have a Material Adverse Effect. The Borrower and the Guarantor will give the Bank copies of any citations, orders, notices or other communications received with respect to violations or alleged violations of any environmental laws in connection with the Project if such violation or alleged violation is likely to have a Material Adverse Effect. The Borrower and the Guarantor shall indemnify and hold the Bank and its directors, officers, shareholders and employees harmless from and against any and all damages, penalties, fines, claims, liens, suits, liabilities, costs (including clean-up costs) judgments and expenses (including attorneys’, consultants’ or experts’ fees and expenses) of every kind and nature suffered by or asserted against the Bank as a direct or indirect result of any warranty or representation made by the Borrower and the Guarantor in this Section 6.10 being false or untrue in any material respect or any requirement under any environmental law, which requires the elimination or removal of any Hazardous Materials at the Project Site by the Bank, the Borrower, the Guarantor or any transferee of the Borrower, the Guarantor or the Bank, except to the extent that any such damages, penalties, fines, claims, liens, suits, liabilities, costs, judgments, or expenses result directly or indirectly from the actions of the Bank or any of its directors, officers, shareholders or employees.

ARTICLE VII

NEGATIVE COVENANTS

Until all the Obligations to be performed and paid shall have been performed and paid in full, and for so long as the Letter of Credit shall be outstanding, unless the Bank shall otherwise consent in writing, the Borrower and the Guarantor covenant and agree as follows:

Section 7.1. Negative Pledge; Liens. The Borrower and the Guarantor will not create, incur, assume or suffer to exist any Lien upon or with respect to any property or assets (real or personal, tangible or intangible) constituting the Project or sell any such property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets (including sales of accounts receivable with recourse to the Borrower or the Guarantor), or assign any right to receive income or permit the filing of any financing statement under the Uniform Commercial Code of any state or any other similar notice of Lien under any similar recording or notice statute; provided that the provisions of this Section 7.1 shall not prevent the creation, incurrence, assumption or existence of:

(i) Liens in favor of the Bank;

(ii) Liens for taxes not yet due, or Liens for taxes being contested in good faith and by appropriate proceedings for which adequate reserves have been established;

(iii) Except as hereinafter set forth, Liens in respect of property or assets of the Borrower or the Guarantor imposed by law, which were incurred in the ordinary course of business, such as carriers’, warehousemen’s and mechanics’ liens and other similar Liens arising in the ordinary course of business, not to exceed $10,000,000 as to the Borrower, the Guarantor or their subsidiaries in the aggregate, and (x) which do not in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operation of the business of the Borrower or the Guarantor or (y) which are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to any such Lien;

(iv) Liens in existence on the date hereof which are listed, and the property subject thereto described in Exhibit C, with an indication therein that such Liens are “Permitted Liens” hereunder, provided that if in Exhibit C any Lien is listed as being a Permitted Lien only for a designated time period, such Lien shall cease to be a Permitted Lien after the expiration of such time period;

(v) Permitted Encumbrances;

(vi) Liens created pursuant to the Security Instruments;

(vii) Utility deposits and pledges or deposits in connection with worker’s compensation, unemployment insurance and other social security legislation; and

(viii) Liens permitted under the Credit Agreement.

Section 7.2. Consolidation or Merger. The Guarantor will not enter into any transaction of merger or consolidation, except for mergers in which the Guarantor is the surviving entity.

Section 7.3. Sale of Assets, Dissolution, Etc. The Guarantor will not, nor will it permit any of its Subsidiaries to, enter into any transaction in violation of Section 9.05(c) of the Credit Agreement, as amended from time to time.

Section 7.4. Indebtedness, Loans and Investments. The Guarantor shall not, nor will it permit any of its Subsidiaries to, enter into any transaction in violation of Sections 9.07 and 9.08 of the Credit Agreement, as amended from time to time.

Section 7.5. Leverage Ratio. The Guarantor will maintain, as of the end of each fiscal quarter of the Guarantor, commencing with the fiscal quarter ending December 30, 2003, a Leverage Ratio of not greater than 3.0 to 1.0.

Section 7.6. Interest Coverage Ratio. The Guarantor will have, as of the end of each fiscal quarter of the Guarantor, commencing with the fiscal quarter ending December 30, 2003, an Interest Coverage Ratio of not less than 2.5 to 1.0.

Section 7.7. Fixed Charges Coverage Ratio. The Guarantor will not permit the Fixed Charges Coverage Ratio as of the last day of any fiscal quarter of the Guarantor to be less than 1.4 to 1.0.

Section 7.8. Tangible Net Worth. The Guarantor will not permit Tangible Net Worth to be less than $128,145,000 at June 30, 2003, or such higher amount as hereinafter set forth. The Tangible Net Worth of the Guarantor shall increase quarterly, beginning with the fiscal quarter ended June 30, 2003, by an amount equal to 50% of the Consolidated Net Income (if positive) of the Guarantor for such fiscal quarter.

ARTICLE VIII

CONDITIONS TO ISSUANCE OF LETTER OF CREDIT

Section 8.1. Conditions of Issuance. On or prior to the date of issuance of the Letter of Credit, the Borrower and the Guarantor shall have furnished to the Bank, in form satisfactory to the Bank, the following:

(a) two executed counterparts of this Agreement and executed counterparts of each of the Security Instruments;

(b) executed counterparts of each of the Bond Documents (except for the Bonds, as to which a specimen copy may be furnished);

(c) evidence of compliance with the insurance requirements contained in Article VI hereof;

(d) opinion(s) of counsel for the Borrower and the Guarantor, dated the date hereof, addressed to, and substantially in the form attached hereto as Exhibit E and otherwise in form and substance acceptable to, the Bank;

(e) certificates of the Borrower and the Guarantor, as applicable, including references to (i) Articles of Incorporation, By-laws and other charter documents as applicable, (ii) resolutions of the Board of Directors, authorizing the execution, delivery and performance of the appropriate Bond Documents, this Agreement and the Security Instruments to which the Borrower or the Guarantor, as the case may be, is a party, (iii) incumbency and specimen signatures of officers, and (iv) such other matters as the Bank may require;

(f) (a) copies of the Articles of Incorporation, By-laws or other charter documents, as applicable, of the Guarantor, certified as true and correct by an authorized officer as of the date of issuance of the Bonds; and (b) as to any corporations, certificates dated no earlier than 20 days prior to the date of issuance of the Alternate Credit Facility of the Secretary of State of the applicable states as to the good standing of the Borrower and the Guarantor;

(g) an opinion of Bond Counsel, in substantially the form of Exhibit F hereto in form and substance satisfactory to the Bank and its counsel, and as to such other matters as the Bank may reasonably request;

(h) copies of all governmental approvals required in connection with this transaction, including the resolution of the Issuer authorizing the authentication and issuance of the Bonds;

(i) evidence of payment to the Bank of the commission pursuant to Section 4.4 of this Agreement;

(j) such other documents, instruments and certifications as the Bank may reasonably required.

Section 8.2. Additional Conditions Precedent to Issuance of the Letter of Credit. (a) The obligation of the Bank to issue the Letter of Credit shall be subject to the further conditions precedent that on the date of issuance the following statements shall be true and the Bank shall have received a certificate signed by the Chief Financial Officer or Controller of the Borrower and by the Guarantor, dated the date of issuance, stating that:

(i) The representations and warranties contained in Article II and Article III of this Agreement, Section 5 of the Pledge Agreement Section 2.2 of the Sale Agreement are correct on and as of the date of issuance of the Letter of Credit as though made on and as of such date; and

(ii) No event has occurred or would result from the issuance of the Letter of Credit, which constitutes an Event of Default or would constitute an Event of Default but for the requirement that notice be given or time elapse or both;

and (b) there shall have been no introduction of or change in, or in the interpretation of, any law or regulation that would make it unlawful or unduly burdensome for the Bank to issue the Letter of Credit, no outbreak or escalation of hostilities or other calamity or crisis, no suspension of or material limitation on trading on the New York Stock Exchange or any other national securities exchange, no declaration of a general banking moratorium by United States or Georgia banking authorities, and no establishment of any new restrictions on transactions in securities or on banks materially affecting the free market for securities or the extension of credit by banks.

Section 8.3. Conditions Precedent to Each Tender Advance. Each payment made by the Bank under the Letter of Credit pursuant to a Tender Draft shall constitute a Tender Advance hereunder only if on the date of such payment no event has occurred or would result from such Tender Advance, which constitutes an Event of Default or would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

Unless the Borrower or the Guarantor shall have previously advised the Bank in writing or the Bank has actual knowledge that the above statement is no longer true, the Borrower and the Guarantor shall be deemed to have represented and warranted, on the date of payment by the Bank under the Letter of Credit pursuant to a Tender Draft, that on the date of such payment the above statement is true and correct.

ARTICLE IX

DEFAULT

Section 9.1. Events of Default. Each of the following shall constitute an Event of Default under this Agreement, whereupon all obligations, whether then owing or contingently owing, will, at the option of the Bank or its successors or assigns, immediately become due and payable by the Borrower without presentation, demand, protest or notice of any kind, all of which are hereby expressly waived, and the Borrower will pay the reasonable attorneys’ fees incurred by the Bank, or its successors or assigns, in connection with such Event of Default:

(a) Failure of the Borrower or the Guarantor to pay within five (5) days of the date when due any payment of principal, interest, commission, charge or expense referred to in Article IV hereof; or

(b) The occurrence of an “Event of Default” under any of the Security Instruments or any of the Bond Documents; or

(c) The Guarantor or any of its Subsidiaries (other than any Immaterial Subsidiary) shall default in the payment when due of any principal of or interest on any of its other Indebtedness of the Guarantor or any of its Subsidiaries (other than any Immaterial Subsidiary) having a principal amount, individually or in the aggregate, in excess of $10,000,000 or in the payment when due of any amount under any Interest Rate Protection Agreement; or any event specified in any note, agreement, indenture or other document evidencing or relating to any such Indebtedness or any event specified in any Interest Rate Protection Agreement shall occur if the effect of such event is to cause, or (with the giving of any notice or the lapse of time or both) to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, such Indebtedness to become due, or to be prepaid in full (whether by redemption, purchase, offer to purchase or otherwise), prior to its stated maturity or, in the case of an Interest Rate Protection Agreement, to permit the payments owing under such Interest Rate Protection Agreement to be liquidated; or

(d) If any representation, warranty, certification or statement made by the Borrower or the Guarantor herein, or in any writing furnished by or on behalf of the Borrower or any of the Guarantor in connection with the loan by the Issuer under the Sale Agreement or pursuant to this Agreement, or any of the Security Instruments shall have been false, misleading or incomplete in any material respect on the date as of which made; or

(e) If the Borrower or the Guarantor default in the performance or observance of any agreement or covenant contained in Article VII hereof; or

(f) If the Borrower or the Guarantor default in the performance or observance of any other agreement, covenant, term or condition contained herein, and such default shall not have been remedied thirty (30) days after written notice thereof shall have been received by it from the Bank; or

(g) The Borrower or the Guarantor shall make an assignment for the benefit of creditors, file a petition in bankruptcy, have entered against or in favor of it an order for relief under the Federal Bankruptcy Code or similar law of any foreign jurisdiction, generally fail to pay its debts as they come due (either as to number or amount), admit in writing its inability to pay its debts generally as they mature, make a voluntary assignment for the benefit of creditors, commence any voluntary assignment for the benefit of creditors, commence any proceeding relating to it under any reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect, or by any act, indicate its consent to, approval of or acquiescence in any such proceeding for the appointment of any receiver of, or trustee or custodian (as defined in the Federal Bankruptcy Code) for itself, or any substantial part of its property, or a trustee or a receiver shall be appointed for the Borrower or for a substantial part of the property of the Borrower or the Guarantor and such appointment remains in effect for more than sixty (60) days, or a petition in bankruptcy or for reorganization shall be filed against the Borrower or the Guarantor and such petition shall not be dismissed within sixty (60) days after such filing;

(h) If a final judgment, which with other outstanding final judgments against the Borrower or the Guarantor exceeds an aggregate of Ten Million Dollars ($10,000,000), in excess of insurance, shall be rendered against the Borrower or the Guarantor and if within 30 days after entry thereof such judgment shall not have been discharged or execution thereof stayed pending appeal, or if within 30 days after the expiration of any such stay such judgment shall not have been discharged;

then at any time thereafter, the Bank may (a) pursuant to Section 902 of the Indenture, advise the Trustee that an Event of Default has occurred and instruct the Trustee to declare the principal of all Bonds then outstanding and interest thereon to be immediately due and payable, and (b) proceed hereunder, and under the Security Instruments and, to the extent therein provided, under the Bond Documents, in such order as it may elect and the Bank shall have no obligation to proceed against any Person or exhaust any other remedy or remedies which it may have and without resorting to any other security, whether held by or available to the Bank.

Section 9.2. No Remedy Exclusive. No remedy herein conferred upon or reserved to the Bank is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder and the Security Instruments or now or hereafter existing at law or in equity or by statute.

ARTICLE X

MISCELLANEOUS

Section 10.1. Indemnification.

(a) (i) Each of the Borrower and the Guarantor, jointly and severally, hereby indemnifies and holds the Bank harmless from and against any and all claims, damages, losses, liabilities, costs or expenses whatsoever which the Bank may incur (or which may be claimed against the Bank by any Person) (i) by reason of or in connection with the execution and delivery or transfer of, or payment or failure to pay under, the Letter of Credit, provided that the Borrower and the Guarantor shall not be required to indemnify the Bank for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, caused by (a) the gross negligence or willful misconduct of the Bank in connection with paying drafts presented under the Letter of Credit or (b) the Bank’s willful failure to pay under the Letter of Credit (other than in connection with a court order) after the presentation to it by the Trustee or a successor corporate fiduciary under the Indenture of a sight draft and certificate strictly complying with the terms and conditions of the Letter of Credit or (c) any other failure of the Bank to conform to the Uniform Customs and Practice; or (ii) by reason of or in connection with the execution, delivery or performance of any of this Agreement, the Security Instruments or any transaction contemplated by any thereof.

(b) Each of the Borrower and the Guarantor, jointly and severally, hereby indemnifies and holds the Bank harmless from and against any and all damages, penalties, fines, claims, liens, suits, liabilities, costs (including clean-up costs), judgments and expenses (including attorneys’, consultants’ or experts’ fees and expenses) of every kind and nature suffered by or asserted against the Bank as a direct or indirect result of any warranty or representation made by the Borrower and the Guarantor in Section 2.11 hereof, respectively, being false or untrue in any material respect or any requirement under any law, regulation or ordinance, local, state, or federal, which requires the elimination or removal of any hazardous materials, substances, wastes or other environmentally regulated substances at the Project Site, except to the extent that any such damages, penalties, fines, claims, liens, suits, liabilities, costs, judgments or expenses result directly or indirectly from the actions of the Bank or any of its directors, officers, shareholders or employees. The Borrower’s and the Guarantor’s obligations hereunder to the Bank shall not be limited to any extent by the term of this Agreement, and, as to any act or occurrence prior to the termination of this Agreement which gives rise to liability hereunder, shall continue, survive and remain in full force and effect notwithstanding the termination of the Bank’s obligations hereunder.

Anything herein to the contrary notwithstanding, nothing in this Section 10.1 is intended or shall be construed to limit the Borrower’s reimbursement obligation or the Guarantor’s guaranty obligation contained in Article IV hereof. Without prejudice to the survival of any other obligation of the Borrower or the Guarantor, the indemnities and obligations of the Borrower and the Guarantor contained in this Section 10.1 shall survive the payment in full of amounts payable pursuant to Article IV and the Termination Date.

Section 10.2. Transfer of Letter of Credit. The Letter of Credit may be transferred and assigned in accordance with the terms of the Letter of Credit.

Section 10.3. Reduction of Letter of Credit.

(a) The Letter of Credit is subject to reduction pursuant to its terms.

(b) If the amount available to be drawn under the Letter of Credit shall be permanently reduced in accordance with the terms thereof, then the Bank shall have the right to require the Trustee to surrender the Letter of Credit to the Bank and to issue on such date, in substitution for such outstanding Letter of Credit, a substitute irrevocable letter of credit, substantially in the form of the Letter of Credit but with such changes therein as shall be appropriate to give effect to such reduction, dated such date, for the amount to which the amount available to be drawn under the Letter of Credit shall have been reduced.

Section 10.4. Liability of the Bank. Neither the Bank nor any of its officers, directors, employees, agents or consultants shall be liable or responsible for:

(a) the use which may be made of the Letter of Credit or for any acts or omissions of the Trustee or any beneficiary or transferee in connection therewith;

(b) the validity, sufficiency or genuineness of documents, or of any endorsement(s) thereon, even if such documents should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged;

(c) payment by the Bank against presentation of documents which do not comply with the terms of the Letter of Credit, including failure of any documents to bear any reference or adequate reference to the Letter of Credit; or

(d) any other circumstances whatsoever in any way related to the making or failure to make payment under the Letter of Credit;

except only that the Borrower and the Guarantor shall have a claim against the Bank, and the Bank shall be liable to the Borrower and the Guarantor, to the extent but only to the extent, of any direct, as opposed to consequential, damages suffered by the Borrower or the Guarantor which were caused by (i) the gross negligence or willful misconduct of the Bank in determining whether documents presented under the Letter of Credit complied with the terms of the Letter of Credit or (ii) wrongful failure of the Bank to pay under the Letter of Credit after the presentation to it by the Trustee or a successor trustee under the Indenture of a sight draft and certificate strictly complying with the terms and conditions of the Letter of Credit or (iii) any other failure of the Bank to conform to the requirements of the Uniform Customs and Practice. In furtherance and not in limitation of the foregoing, the Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.

Section 10.5. Successors and Assigns. This Agreement shall be binding upon the Borrower, the Guarantor and the Bank, their respective successors and assigns and all rights against the Borrower or the Guarantor arising under this Agreement shall be for the sole benefit of the Bank, its successors and assigns, all of whom shall be entitled to enforce performance and observance of this Agreement to the same extent as if they were parties hereto.

Section 10.6. Notices. All notices, requests and demands to or upon the respective parties hereto shall be deemed to have been given or made when hand delivered or mailed first class, certified or registered mail, postage prepaid, or by overnight courier service, addressed as follows or to such other address as the parties hereto shall have been notified pursuant to this Section 10.6:

The Bank:	SunTrust Bank
25 Park Place, 16th Floor
Atlanta, Georgia 30303
Attention: Letter of Credit Department

with a copy to:	SunTrust Capital Markets
303 Peachtree Street, 24th Floor
Atlanta, Georgia 30303

The Borrower:	Spence Engineering Company, Inc.
c/o CIRCOR International, Inc.
35 Corporate Drive
Suite 290
Burlington, Massachusetts 01803-4244
Attention: Corporate Controller

The Guarantor:	CIRCOR International, Inc.
35 Corporate Drive
Suite 290
Burlington, Massachusetts 01803-4244
Attention: Chief Financial Officer

except in cases where it is expressly herein provided that such notice, request or demand is not effective until received by the party to whom it is addressed, in which event said notice, request or demand shall be effective only upon receipt by the addressee.

Section 10.7. Amendment. This Agreement may be amended, modified or discharged only upon an agreement in writing of the Borrower, the Guarantor and the Bank.

Section 10.8. Effect of Delay and Waivers. No delay or omission to exercise any right or power accruing upon any default, omission or failure of performance hereunder shall impair any such right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient. In order to entitle the Bank to exercise any remedy now or hereafter existing at law or in equity or by statute, it shall not be necessary to give any notice, other than such notice as may be herein expressly required. In the event any provision contained in this Agreement should be breached by any party and thereafter waived by the other party so empowered to act, such waiver shall be limited to the particular breach hereunder. No waiver, amendment, release or modification of this Agreement shall be established by conduct, custom or course of dealing, but solely by an instrument in writing duly executed by the parties thereunto duly authorized by this Agreement.

Section 10.9. Counterparts. This Agreement may be executed simultaneously in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Section 10.10. Severability. The invalidity or unenforceability of any one or more phrases, sentences, clauses or Sections contained in this Agreement shall not affect the validity or enforceability of the remaining portions of this Agreement, or any part thereof.

Section 10.11. Cost of Collection. Each of the Borrower and the Guarantor shall be liable for the payment of all reasonable fees and expenses, including reasonable attorneys’ fees (computed without regard to any statutory presumption), incurred in connection with the enforcement of this Agreement.

Section 10.12. Set Off. Upon the occurrence of an Event of Default hereunder, the Bank is hereby authorized, without notice to the Borrower or the Guarantor, to set off, appropriate and apply any and all monies, securities and other properties of the Borrower or the Guarantor hereafter held or received by or in transit to the Bank from or for the Borrower or the Guarantor, against the obligations of the Borrower or the Guarantor irrespective of whether the Bank shall have made any demand hereunder or any other Credit Security Instrument under and although such obligations may be contingent or unmatured.

Section 10.13. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Georgia. The Guarantor hereby acknowledges that the Letter of Credit shall be governed by and construed in accordance with Uniform Customs and Practice.

Section 10.14. References. The words “herein”, ‘hereof”, “hereunder” and other words of similar import when used in this Agreement refer to this Agreement as a whole, and not to any particular article, section or subsection.

Section 10.15. Consent to Jurisdiction, Venue. In the event that any action, suit or other proceeding is brought against the Borrower or the Guarantor by or on behalf of the Bank to enforce the observance or performance of any of the provisions of this Agreement or of any of the Security Instruments, including without limitation the collection of any amounts owing thereunder, each of the Borrower and the Guarantor hereby (i) irrevocably consents to the exercise of jurisdiction over the Borrower and the Guarantor and to the extent permitted by applicable laws, their property, by the United States District Court, Northern District of Georgia, and by Supreme Court of Georgia or the State Court and (ii) irrevocably waives any objection it might now or hereafter have or assert to the venue of any such proceeding in any court described in clause (i) above.

IN WITNESS WHEREOF, the Borrower, the Guarantor and the Bank have caused this Agreement to be executed in their respective names, as a sealed instrument all as of the date first above written.

THE BORROWER:

SPENCE ENGINEERING COMPANY, INC.

By:	/S/ DAVID A. BLOSS, SR.

	Title:	President

(Signature Page - Letter of Credit, Reimbursement and Guaranty Agreement - Spence)

THE GUARANTOR:

CIRCOR INTERNATIONAL, INC.

By:	/S/ DAVID A. BLOSS, SR.

	Title:	Chairman, Chief Executive Officer, and President

(Signature Page - Letter of Credit, Reimbursement and Guaranty Agreement - Spence)

THE BANK:

SUNTRUST BANK

By:	/S/ LAURA KAHN

Director, and Senior Relationship Manager

ATTEST:

Title:

(Signature Page - Letter of Credit, Reimbursement and Guaranty Agreement - Spence)

EXHIBIT A

[FORM OF LETTER OF CREDIT]

IRREVOCABLE LETTER OF CREDIT

Date: March 3, 2004

LETTER OF CREDIT NO.:

U.S. Bank National Association

as Trustee

One Federal Street, 3rd Floor

Boston, MA 02110

Attention: Corporate Trust Department:

We hereby issue to you, U.S. Bank National Association, as Trustee, under the Trust Indenture, dated as of June 1, 1994 (the “Indenture”), between the Village of Walden Industrial Development Agency (the “Issuer”) and you, pursuant to which $7,500,000 aggregate principal amount of Industrial Development Revenue Refunding Bonds (Spence Engineering Company, Inc. Project), Series 1994 (the “Bonds”) are currently outstanding, this irrevocable Letter of Credit No.                      (the “Letter of Credit”) for the account of Spence Engineering Company, Inc., a Delaware corporation (the “Borrower”) in the amount of $7,875,000 (the “Initial Stated Amount” and, as from time to time reduced and reinstated as hereinafter provided, the “Amount Available”), of which (i) subject to the provisions below reducing amounts available hereunder, $7,500,000 (as from time to time reduced and reinstated as hereinafter provided, the “Principal Amount Available”) shall be available for the payment of principal or the portion of the purchase price corresponding to principal of the Bonds and (ii) subject to the provisions below reducing amounts available hereunder, $375,000 (as from time to time reduced and reinstated as hereinafter provided, the “Interest Amount Available”) shall be available for the payment of up to 120 days’ interest or the portion of the purchase price corresponding to interest on the Bonds at an assumed rate of 15% per annum (computed on the basis of a year of 365 days). Subject to such aggregate limits and to the conditions set forth herein, funds may be drawn upon hereunder (i) with respect to payment of the unpaid principal amount or the portion of purchase price corresponding to the principal of the Bonds and (ii) with respect to payment of up to 120 days’ interest accrued and payable or the portion of purchase price corresponding to interest accrued on the Bonds on or prior to their stated maturity date. This Letter of Credit is effective immediately and expires at 3:00 P.M. (Eastern time) at our Presentation Office (as hereinafter defined) on March 1, 2005 (as may be extended from time to time as hereinafter described, the “Stated Termination Date”), or earlier as hereinafter provided. This Letter of Credit shall automatically be extended for an additional one-year period from the then applicable Stated Termination Date unless we give you, or any successor Trustee, written notice of our election not to renew this Letter of Credit at least 120 days prior to the then applicable Stated Termination Date by U.S. certified mail, return receipt requested. All drawings under this Letter of Credit will be paid with our own funds.

We hereby irrevocably authorize you to draw on us, in an aggregate amount not to exceed the Amount Available and in accordance with the terms and conditions and subject to the reductions in amounts as hereinafter set forth, (1) in one or more drawings (subject to the provisions contained in the next following paragraph) by one or more of your drafts drawn on us at sight, presented for payment on a day on which banks are not required or authorized to close in Atlanta, Georgia (a “Business Day”) and referring therein to the number of this Letter of Credit, and accompanied by your written and completed certificate signed by you in the form of Annex A attached hereto (any such draft accompanied by such certificate being your “Interest Draft”), an amount not exceeding the Interest Amount Available on the date of such drawing; (2) in one or more drawings by one or more of your drafts drawn on us at sight, presented for payment on a Business Day and referring therein to the number of this Letter of Credit, and accompanied by your written completed certificate signed by you in the form of Annex B attached hereto (any such draft accompanied by such certificate being your “Tender Draft”), an aggregate amount not exceeding the Amount Available on the date of such drawing; (3) in one or more drawings by one or more of your drafts drawn on us at sight, presented for payment on a Business Day and referring therein to the number of this Letter of Credit, and accompanied by your written and completed certificate signed by you in the form of Annex C attached hereto (any such draft accompanied by such certificate being your “Partial Redemption Draft”), an aggregate amount not exceeding the Amount Available on the date of such drawing; (4) in a single drawing by your draft drawn on us at sight presented for payment on a Business Day and referring therein to the number of this Letter of Credit, and accompanied by your written and completed certificate signed by you in the form of Annex D hereto (any such draft accompanied by such certificate being your “Conversion Draft”), an amount not exceeding the Amount Available on the date of such drawing; and (5) in a single drawing by your draft drawing on us at sight, presented for payment on a Business Day and referring therein to the number of this Letter of Credit, and accompanied by your written and completed certificate signed by you in the form of Annex E attached hereto (such draft accompanied by such certificate being your “Final Draft”), an amount not exceeding the Amount Available on the date of such drawing.

If you shall draw on us by an Interest Draft and you shall not have received from us within ten (10) calendar days from the date of our payment in respect of such drawing a notice to the effect that we have not been reimbursed for such drawing and that the interest portion of the Letter of Credit will not be reinstated, then (x) your right to draw on us in a single drawing by your Interest Draft under clause (1) of the immediately preceding paragraph shall be automatically reinstated and (y) effective as of the eleventh (11th) calendar day from the date of our payment in respect of such drawing, you shall again be authorized to draw on us by your Interest Draft in accordance with said clause (1). The provisions of this paragraph providing for the reinstatement of your right to draw on us by your Interest Draft in a succeeding single drawing shall be applicable to each successive drawing by your Interest Draft under clause (1) of the immediately preceding paragraph so long as this Letter of Credit shall not have terminated as set forth below.

Upon our honoring any Tender Draft presented by you hereunder, the Amount Available under this Letter of Credit shall be automatically reduced by the amount drawn under such Tender Draft, the Principal Amount Available to be drawn hereunder by you shall be automatically reduced by an amount equal to the principal component of such Tender Draft and the Interest Amount Available to be drawn hereunder by you shall be automatically reduced by an amount equal to the amount of the interest component of such Tender Draft.

Upon our honoring any Partial Redemption Draft presented by you hereunder, the Amount Available under this Letter of Credit shall be automatically and permanently reduced by the amount drawn under any such Partial Redemption Draft, the Principal Amount Available to be drawn hereunder by you shall be automatically and permanently reduced by an amount equal to the principal component of such Partial Redemption Draft honored by us hereunder and the Interest Amount Available to be drawn hereunder by you shall be automatically and permanently reduced by an amount equal to the amount of the interest component of any such Partial Redemption Draft honored by us hereunder.

Upon our honoring any Conversion Draft presented by you hereunder, the Amount Available under this Letter of Credit shall be automatically and permanently reduced by the amount drawn under any such Conversion Draft, the Principal Amount Available to be drawn hereunder by you shall be automatically and permanently reduced by an amount equal to the principal component of such Conversion Draft-honored by us hereunder, and the Interest Amount Available to be drawn hereunder by you shall be automatically and permanently reduced by an amount equal to the amount of the interest component of any such Conversion Draft honored by us hereunder.

The Amount Available, the Principal Amount Available and the Interest Amount Available to be drawn under this Letter of Credit with respect to any Tender Draft shall be reinstated as provided in this paragraph to the extent, but only to the extent, that we are reimbursed by or on behalf of the Borrower in immediately available funds delivered to us at the Presentation Office, on or before 3:00 P.M. (Eastern time), on a Business Day for any amount drawn in respect of principal and interest under any Tender Draft. If we receive such reimbursement by or on behalf of the Borrower, all in strict conformity with the terms and conditions of this Letter of Credit, after 3:00 P.M. (Eastern time), on a Business Day prior to the termination hereof, such reimbursement will be honored as stated above as if received on the next succeeding Business Day. Any amount received by us from or on behalf of the Borrower in reimbursement of amounts drawn hereunder by a Tender Draft shall, if accompanied by your completed certificate signed by you in the form of Annex F attached hereto, be applied to the extent of the amount received by us and indicated therein to reimburse us for amounts drawn hereunder by your Tender Drafts and we will confirm to you the amount of the Principal Amount Available and the Interest Amount Available increased by such reimbursement by delivering to you the executed and completed acknowledgment accompanying the form of Annex F delivered by you in connection with such reimbursement. The Amount Available, the Principal Amount

Available and the Interest Amount Available shall be increased only in compliances with the provisions of this paragraph.

Each draft and certificate presented hereunder shall be dated the date of its presentation and each such draft and certificate shall be presented at our office located at 25 Park Place, 16th Floor, Atlanta, Georgia 30303, Attention: Letter of Credit Department (or at any other office which may be designated by us by written notice delivered to you at least three Business Days prior to a date on which interest is payable on the Bonds) (the “Presentation Office”) and shall be presented on a Business Day. If we receive any of your drafts and certificates at such office, all in strict conformity with the terms and conditions of this Letter of Credit, not later than 11:00 A.M. (Eastern time), on a Business Day on or prior to the termination hereof, we will honor the same by initiating the wiring of funds by 2:30 P.M. (Eastern time) on the same day in accordance with your payment instructions. If we receive any of your drafts and certificates at such office, all in strict conformity with the terms and conditions of this Letter of Credit, after 11:00 A.M. (Eastern time), on a Business Day prior to the termination hereof, we will honor the same on the next succeeding Business Day in accordance with your payment instructions. If requested by you, payment under this Letter of Credit may be made by transfer of immediately available funds to your account in a bank or by deposit of same day funds into a designated account that you maintain with us.

In connection with the presentation of any Tender Draft or Conversion Draft, Bonds in aggregate principal amount equal to the principal amount of such Tender Draft or Conversion Draft shall be delivered to the Bank or its designee as promptly as practicable, and in any event within five Business Days after such presentation, registered in the name of the Bank, or its designee, as pledgee of the Borrower, pledged to the Bank pursuant to the Pledge Agreement. With respect to any Tender Draft, the Bank agrees that it shall not release any Bonds pledged to it until the Letter of Credit shall have been reinstated so that the Amount Available, as so reinstated, shall equal or exceed the aggregate principal and 120 days’ interest calculated at an assumed rate of 15% per annum on all Bonds for which drawings are available hereunder after giving effect to such release.

Upon the earliest of (i) our honoring your Final Draft presented hereunder, (ii) the second day following the date on which we receive a certificate signed by you stating that the interest rate on the Bonds has been converted to a fixed interest rate, (iii) the date on which we receive a certificate signed by you stating that the Borrower has provided and you have accepted an Alternate Credit Facility in accordance with the terms of the Indenture which is effective the date of such certificate, or (iv) the Stated Termination Date, this Letter of Credit shall terminate.

This Letter of Credit is transferable only in its entirety to any transferee whom you certify to us has succeeded you as Trustee under the Indenture, and may be successively transferred. Transfer of the Amount Available under this Letter of Credit to such transferee shall be effected by the presentation to us of this Letter of Credit accompanied by a certificate in the form of Annex G attached hereto and payment of the transfer commission referred to therein. Upon such presentation we shall forthwith transfer the same to your transferee or, if so requested by your transferee, issue a letter of credit to your transferee with provisions therein consistent with this Letter of Credit.

This Letter of Credit sets forth in full our undertaking, and such undertaking shall not in any way be modified, amended, amplified or limited by reference to any document, instrument or agreement referred to herein (including, without limitation, the Bonds or the Indenture), except only the certificates and the drafts referred to herein which are hereby incorporated by reference; and any such reference shall not be deemed to incorporate herein by reference any document, instrument or agreement except for such certificates and such drafts.

Except as otherwise provided herein, this Letter of Credit shall be governed by and construed in accordance with the Uniform Customs and Practice for Documentary Credits (1993 Revisions), International Chamber of Commerce Publication No. 500 (the “UCP”) and, to the extent not inconsistent therewith, the laws of the State of Georgia. Communications with respect to this Letter of Credit other than presentations of drafts and certificates hereunder shall be in writing and shall be addressed to us at 25 Park Place, 16th Floor, Atlanta, Georgia 30303, Attention: Letter of Credit Department, specifically referring to the number of this Letter of Credit.

Very truly yours,

SUNTRUST BANK

By:
Title: Vice President

Annex A

[Form of Certificate for Interest Draft]

CERTIFICATE FOR DRAWING IN CONNECTION WITH THE PAYMENT

OF UP TO 120 DAYS’ INTEREST

Irrevocable Letter of Credit No.

The undersigned, a duly authorized officer of the undersigned Trustee (the “Trustee”), hereby certifies to SunTrust Bank (the “Bank”), with references to Irrevocable Letter of Credit No.              (the “Letter of Credit; the terms defined therein and not otherwise defined herein being used herein as therein defined) issued by the Bank in favor of the Trustee, as follows:

(1) The Trustee is the Trustee under the Indenture for the holders of the Bonds.

(2) The Trustee is making a drawing under the Letter of Credit with respect to a payment of interest on the Bonds, which payment is due and payable on a regular Interest Payment Date. On the record date for such Interest Payment Date, none of such Bonds for which interest is drawn pursuant to the draft were held of record by the Borrower, or by the Bank, or its designee, as pledgee of the Borrower.

(3) [The Interest Draft accompanying this Certificate is the first Interest Draft presented by the Trustee under the Letter of Credit.]* [The Interest Draft last presented by the Trustee under the Letter of Credit was honored and paid by the Bank on                                     ,                 , and the Trustee had not received a notice within ten days of presentation of such Interest Draft from the Bank that the Bank has not been reimbursed.]**

(4) The amount of the Interest Draft accompanying this Certificate is $            . It was computed in compliance with the terms and conditions of the Bonds and the Indenture and does not exceed the Interest Amount Available to be drawn by the Trustee under the Letter of Credit.

(5) Upon receipt by the undersigned of the amount demanded hereby, (a) the undersigned will apply the same directly to the payment when due of the interest amount owing on account of the Bonds pursuant to the Indenture, (b) no portion of said amount shall be applied by the undersigned for any other purpose, and (c) no portion of said amount shall be commingled with other funds held by the undersigned.

IN WITNESS WHEREOF, the Trustee has executed and delivered this Certificate as of the              day of                                     , 20        .

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Name:

Title:

*	To be used in the Certificate relating to the first Interest Draft only.

**	To be used in each Certificate relating to each Interest Draft other than the first Interest Draft.

Annex B

[Form of Certificate for Tender Draft]

CERTIFICATE FOR DRAWING IN CONNECTION WITH THE PAYMENT

OF PRINCIPAL PURCHASE PRICE AND PORTION OF PURCHASE PRICE

CORRESPONDING TO INTEREST OF BONDS TENDERED

Irrevocable Letter of Credit No.

The undersigned, a duly authorized officer of the undersigned Trustee (the “Trustee”), hereby certifies to SunTrust Bank (the “Bank”), with reference to Irrevocable Letter of Credit No.              (the “Letter of Credit”; the terms defined herein and not otherwise defined herein being used herein as therein defined) issued by the Bank in favor of the Trustee, as follows:

(1) The Trustee is the Trustee under the Indenture for the registered owners of the Bonds.

(2) The Trustee is making a drawing under the Letter of Credit with respect to a payment, upon a tender of all or less than all of the Bonds, which are Outstanding (as defined in the Indenture), of the unpaid principal amount of the Bonds and accrued interest thereon to be purchased as a result of such tender pursuant to the terms of Article III of the Indenture (other than Bonds, presently held of record by the Borrower, or by the Bank, or its designee, as pledge of the Borrower) which payment is due on the date on which this Certificate and the Tender Draft it accompanies are being presented to the Bank.

(3) The amount of the Tender Draft accompanying this Certificate is equal to the sum of (i) $                         being drawn in respect of the payment of unpaid principal of Bonds (other than Bonds presently held of record by the Borrower or by the Bank, or its designee, as pledgee of the Borrower) to be purchased as a result of a tender, which amount does not exceed the Principal Amount Available under the Letter of Credit, and (ii) $                         being drawn in respect of the payment of              days’ [not to exceed 120 days’] accrued and unpaid interest on such Bonds constituting a portion of the purchase price of such Bonds being purchased as a result of a tender, which amount does not exceed the Interest Amount Available under the Letter of Credit.

(4) The Trustee shall register or cause to be registered in the name of the Bank, or its designee, as pledgee of the Borrower, pursuant to Section 3 of the Pledge Agreement, and shall deliver or cause to be delivered to the Bank or its designee Bonds in the principal amount of the Tender Draft accompanying this Certificate as promptly as practicable, and in any event within five Business Days after presentation of the Tender Draft accompanying this Certificate.

(5) Upon receipt of the undersigned of the amount demanded hereby, (a) the undersigned will apply the same directly to the payment when due of the purchase price of Bonds tendered pursuant to the Indenture, (b) no portion of said amount shall be applied by the undersigned for any, other purpose, and (c) no portion of said amount shall be commingled with other funds held by the undersigned.

(6) The amount of the Tender Draft accompanying this Certificate was computed in compliance with the terms and conditions of the Bonds and the Indenture and does not exceed the Amount Available under the Letter of Credit.

The Trustee acknowledges that, pursuant to the terms of the Letter of Credit, upon the Bank’s honoring of the Tender Draft accompanying this Certificate, (i) the Amount Available under the Letter of Credit shall be automatically reduced by the aggregate amount of such Tender Draft, (ii) the Principal Amount Available under the Letter of Credit shall be automatically reduced by an amount equal to the amount of the principal component of such draft set forth in paragraph 3 above, and (iii) the Interest Amount Available under the Letter of Credit shall be automatically reduced by an amount equal to the amount of the interest component of such draft set forth in paragraph 3 above, subject to reinstatement as set forth in the Letter of Credit.

IN WITNESS WHEREOF, the Trustee has executed and delivered this Certificate as of the              day of                     , 20    .

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:

Name:

Title:

Annex C

[Form of Certificate for Partial Redemption Draft]

CERTIFICATE FOR DRAWING IN CONNECTION WITH THE PAYMENT

OF PRINCIPAL AND UP TO 120 DAYS’ INTEREST UPON

PARTIAL REDEMPTION

Irrevocable Letter of Credit No.

The undersigned, a duly authorized officer of the undersigned Trustee (the “Trustee”), hereby certifies to SunTrust Bank (the “Bank”), with reference to Irrevocable Letter of Credit No.              (the “Letter of Credit”; the terms defined therein and not otherwise defined herein being used herein as therein defined) issued by the Bank in favor of the Trustee, as follows:

(1) The Trustee is the Trustee under the Indenture for the registered owners of the Bonds.

(2) The Trustee is making a drawing under the Letter of Credit with respect to a payment, upon redemption of less than all of the Bonds which are Outstanding (as defined in the Indenture), of the unpaid principal amount of, and up to 120 days’ accrued and unpaid interest on, the Bonds to be redeemed pursuant to the Indenture (other than Bonds presently held of record by the Borrower, or by the Bank, or its designee, as pledgee of the Borrower).

(3) The amount of the Partial Redemption Draft accompanying this Certificate is $                         and is equal to the sum of (i) $                         being drawn in respect of the payment of unpaid principal of Bonds (other than Bonds presently held of record by the Borrower or by Bank, or its designee, as pledgee of the Borrower) to be redeemed, which amount does not exceed the Principal Amount Available under the Letter of Credit and (ii) $                         being drawn in respect of the payment of      days’ [not to exceed 120 days’] accrued and unpaid interest on such Bonds, which amount does not exceed the Interest Amount Available under the Letter of Credit.

(4) The amount of the Partial Redemption Draft accompanying this Certificate was computed in accordance with the terms and conditions of the Bonds and the Indenture and does not exceed the Amount Available under the Letter of Credit.

(5) This Certificate and the Partial Redemption Draft it accompanies are dated, and are being presented to the Bank on, the date on which the unpaid principal amount of, and accrued and unpaid interest on, Bonds to be redeemed are due and payable under the Indenture upon redemption of less than all of the Bonds which are Outstanding (as defined in the Indenture).

(6) Upon receipt by the undersigned of the amount demanded hereby, (a) the undersigned will apply the same directly to the payment when due of the principal amount of and accrued and unpaid interest on the Bonds pursuant to the Indenture, (b) no portion of said amount shall be applied by the undersigned for any other purpose and (c) no portion of said amount shall be commingled with other funds held by the undersigned.

The Trustee acknowledges that, pursuant to the terms of Letter of Credit, upon the Bank’s honoring the Partial Redemption Draft accompanying this Certificate, (i) the Amount Available under the Letter of Credit shall be permanently reduced by the aggregate amount of such Partial Redemption Draft, (ii) the Principal Amount Available under the Letter of Credit shall be permanently reduced by an amount equal to the amount of the principal component of such draft set forth in paragraph 3 above and (iii) the Interest Amount Available under the Letter of Credit shall be permanently reduced by an amount of the interest component of such draft set forth in paragraph 3 above.

IN WITNESS WHEREOF, the Trustee has executed and delivered this Certificate as of the              day of                         , 20    .

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:

Name:

Title:

Annex D

[Form of Certificate for Conversion Draft]

CERTIFICATE FOR DRAWING IN CONNECTION WITH THE

PAYMENT OF PRINCIPAL PLUS ACCRUED INTEREST

UPON A MANDATORY PURCHASE

(CONVERSION TO A FIXED INTEREST RATE)

Irrevocable Letter of Credit No.

The undersigned, a duly authorized officer of the undersigned Trustee (the ‘Trustee”), hereby certifies to SunTrust Bank (the “Bank”), with reference to Irrevocable Letter of Credit No.              (the “Letter of Credit”; the terms defined therein and not otherwise defined herein being used herein as therein defined) issued by the Bank in favor of the Trustee, as follows:

(1) The Trustee is the Trustee under the Indenture for the registered owners of the Bonds.

(2) The Trustee is making a drawing under the Letter of Credit with respect to a payment, upon a mandatory tender for purchase pursuant to Section 202(e) of the Indenture (conversion to a Fixed Interest Rate within the meaning of the Indenture) of all or less than all of the Bonds which are Outstanding (as defined in the Indenture), of the unpaid principal amount of, and up to 120 days’ accrued and unpaid interest on, the Bonds to be so purchased (other than Bonds presently held of record by the Borrower, or the Bank, or its designee, as pledgee of the Borrower), which payment is due on the date on which this Certificate and the Conversion Draft it accompanies are being presented to the Bank.

(3) The amount of the Conversion Draft accompanying this Certificate is $             and is equal to the sum of (i) $             being drawn in respect of the payment of unpaid principal of Bonds (other than Bonds presently held of record by the Borrower, or by the Bank, or its designee, as pledgee of the Borrower) to be purchased, which amount does not exceed the Principal Amount Available under the Letter of Credit, and (ii) $             being drawn in respect of the payment of days’ [Not to exceed 120 days’] accrued and unpaid interest on such Bonds, which amount does not exceed the Interest Amount Available under the Letter of Credit.

(4) The amount of the Conversion Draft accompanying this Certificate was computed in compliance with the terms and conditions of the Bonds and the Indenture and does not exceed the Amount Available under the Letter of Credit.

(5) Upon receipt by the undersigned of the amount demanded hereby, (a) the undersigned will apply the same directly to the payment when due of the principal amount of, and interest accrued and unpaid on, the Bonds pursuant to the Indenture, (b) no portion of said amount shall be applied by the undersigned for any other purpose and (c) no portion of said amount shall be commingled with other funds held by the undersigned.

(6) The Trustee shall register or cause to be registered in the name of the Bank, or its Agent, as pledgee of the Borrower, pursuant to Section 3 of the Pledge Agreement and shall deliver or cause to be delivered to the Bank of its Agent a principal amount of bonds equal to the principal amount of the Conversion Draft accompanying this Certificate as promptly as practicable, and in any event within five Business Days after presentation of the Conversion Draft accompanying this Certificate.

IN WITNESS WHEREOF, the Trustee has executed and delivered this Certificate as of the day of                 , 20    .

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:

Name:

Title:

Annex E

[Form of Certificate for Final Draft)

CERTIFICATE FOR DRAWING IN CONNECTION WITH THE PAYMENT

OF PRINCIPAL PLUS ACCRUED INTEREST, UPON STATED

OR ACCELERATED MATURITY OR OPTIONAL OR MANDATORY

REDEMPTION AS A WHOLE

Irrevocable Letter of Credit No.

The undersigned, a duly authorized officer of the undersigned trustee (the Trustee”), hereby certifies to SunTrust Bank (the “Bank”), with reference to Irrevocable Letter of Credit No.                  (the “Letter of Credit”; the terms defined therein and not otherwise defined herein being used herein as therein defined) issued by the Bank in favor of the Trustee, as follows:

(1) The Trustee is the Trustee under the Indenture for the registered owners of the Bonds.

(2) The Trustee is making a drawing under the Letter of Credit with respect to a payment, either at stated maturity, upon acceleration, or as a result of a redemption as a whole pursuant to the Indenture, of the unpaid principal amount of and up to 120 days’ accrued and unpaid interest on, all of the Bonds which are “Outstanding” within the meaning of the Indenture (other than Bonds presently held of record by the Borrower or by the Bank, or its designee, as pledgee of the Borrower).

(3) The amount of the Final Draft accompanying this Certificate is $                         and is equal to the sum of (i) $                     being drawn in respect of the payment of unpaid principal of Bonds (other than Bonds presently held of record by the Borrower or by the Bank, or its designee, as pledgee of the Borrower), which amount does not exceed the Principal Amount Available under the Letter of Credit, and (ii) $             being drawn in respect of the payment of              days’ [not to exceed 120 days’] accrued and unpaid interest on such Bonds, which amount does not exceed the Interest Amount Available under the Letter of Credit.

(4) The amount of the Final Draft accompanying this Certificate was computed in compliance with the terms and conditions of the Bonds and the Indenture and does not exceed the Amount Available under the Letter of Credit.

(5) Upon receipt by the undersigned of the amount demanded hereby, (a) the undersigned will apply the same directly to the payment when due of the principal amount and accrued and unpaid interest thereon owing on account of the Bond pursuant to the Indenture, (b) no portion of said amount shall be applied by the undersigned for any other purpose and (c) no portion of said amount shall be commingled with other funds held by the undersigned.

IN WITNESS WHEREOF, the Trustee has executed and delivered this Certificate as of the        day of                 , 20    .

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:

Name:

Title:

Annex F

[Form of Reinstatement Certificate For Tender Draft]

CERTIFICATE FOR THE REINSTATEMENT OF AMOUNTS AVAILABLE

UNDER IRREVOCABLE LETTER OF CREDIT NO.

The undersigned, a duly authorized officer of the undersigned Trustee (the “Trustee”), hereby certifies to SunTrust Bank (the “Bank”), with reference to Irrevocable Letter of Credit No.                  (the “Letter of Credit”; the terms defined therein and not otherwise defined herein being used herein as therein defined) issued by the Bank in favor of the Trustee, as follows:

(1) The Trustee is the Trustee under the Indenture for the holders of the Bonds.

(2) The amount of $             paid to you today by or on behalf of the Borrower is a payment made to reimburse you, pursuant to Section 4.2 of the Letter of Credit, Reimbursement and Guaranty Agreement dated as of March 1, 2004 (the “Reimbursement Agreement”), between the Borrower and the Bank, for amounts drawn under the Letter of Credit by Tender Drafts. The Trustee hereby requests that you reinstate the Letter of Credit upon receipt of such payment in an amount equal to the amount of payment so received.

(3) Of the amount referred to in paragraph (2), $             represents the aggregate principal amount of Bonds resold or to be sold on behalf of the Borrower.

(4) Of the amount referred to in paragraph (2), $             represents accrued and unpaid interest on the Bonds.

IN WITNESS WHEREOF, the Trustee has executed and delivered this Certificate as of the - day of                 , 20    .

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:

Name:

Title:

[attached to Annex F]

ACKNOWLEDGMENT

The Bank hereby confirms to the Trustee that the Principal Amount Available under the Letter of Credit has been reinstated by the amount of $                 and the Interest Amount Available under the Letter of Credit has been reinstated by the amount of $

This      day of             , 20    .

SUNTRUST BANK

By:

Name:

Title:

Annex G

[Form of Transfer Certificate]

INSTRUCTION TO TRANSFER

SunTrust Bank

25 Park Place, 16th Floor

Atlanta, Georgia 30303

Attention: Letter of Credit Department

Re: Your Irrevocable Letter of Credit No.

Ladies and Gentlemen:

For value received, the undersigned beneficiary (the “Transferor”) hereby irrevocably transfer to:

[Name of Transferee]

[Address]

(the “Transferee”) all rights of the Transferor with respect to the above-referenced Letter of Credit, including the right to draw under said Letter of Credit in the Amount Available. Said Transferee has succeeded the Transferor as Trustee under that certain Trust Indenture, dated as of June 1, 1994, by and between the Village of Walden Industrial Development Agency and U.S. Bank National Association, as successor in interest to The First National Bank of Boston, as trustee thereunder (the “Indenture”), with respect to the $7,500,000 Industrial Development Revenue Refunding Bonds (Spence Engineering Company, Project), Series 1994, and has complied with the provisions of the Indenture.

By virtue of this transfer, the Transferee shall have the sole rights as beneficiary of said Letter of Credit, including sole rights relating to any past or future amendments thereof, whether increases or extensions or otherwise. All amendments are to be advised directly to the Transferee without necessity of any consent of or notice to the Transferor.

By its signature below, the Transferee acknowledges that it has duly succeeded the Transferor as Trustee pursuant to the Indenture.

The advice of such Letter of Credit is returned herewith, along with a transfer fee of $1,000.00, and we ask you to endorse the transfer on the reverse side thereof and to forward it directly to the Transferee with your customary notice of transfer.

Very truly yours,

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:

[insert name and title of authorized officer]

[Corporate Seal]

Acknowledged by:

[insert name of Transferee]

By:

[insert name and title of authorized officer]

[Corporate Seal]